EXHIBIT 10.7(w)(ii)





















                        OGDEN PROJECTS PENSION PLAN

                        OGDEN PROJECTS PENSION PLAN

                             TABLE OF CONTENTS

Section                                                      Page

1         INTRODUCTION AND PURPOSE . . . . . . . . . . . . . . . . . . .  1

2         DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . .  2

3         MEMBERSHIP . . . . . . . . . . . . . . . . . . . . . . . . . . 10

          3.1   Date of Membership . . . . . . . . . . . . . . . . . . . 10
          3.2   Enrollment and Adjustment. . . . . . . . . . . . . . . . 11
          3.3   Duration . . . . . . . . . . . . . . . . . . . . . . . . 11
          3.4   Reemployment . . . . . . . . . . . . . . . . . . . . . . 11

4         RETIREMENT DATE. . . . . . . . . . . . . . . . . . . . . . . . 11

          4.1  Normal Retirement and Deferred
               Retirement Dates. . . . . . . . . . . . . . . . . . . . . 11
          4.2  Early Retirement Date . . . . . . . . . . . . . . . . . . 11

5         ACCRUED BENEFIT. . . . . . . . . . . . . . . . . . . . . . . . 12

          5.1   Computation of Accrued Benefit . . . . . . . . . . . . . 12
          5.2   Effect of Reemployment on Accrued
                Benefit. . . . . . . . . . . . . . . . . . . . . . . . . 12

6         NORMAL RETIREMENT BENEFIT. . . . . . . . . . . . . . . . . . . 12

          6.1   Normal Retirement Benefit. . . . . . . . . . . . . . . . 12

7         EARLY RETIREMENT BENEFIT . . . . . . . . . . . . . . . . . . . 12

          7.1   Early Retirement Benefit . . . . . . . . . . . . . . . . 12
          7.2   Deferral of Payment After Early
                Retirement Age . . . . . . . . . . . . . . . . . . . . . 12

8         TERMINATION OF SERVICE BEFORE RETIREMENT . . . . . . . . . . . 13

          8.1   Vesting. . . . . . . . . . . . . . . . . . . . . . . . . 13
          8.2   Payments After Termination of
                Service at Early Retirement Date . . . . . . . . . . . . 13
          8.3   Consent of Member. . . . . . . . . . . . . . . . . . . . 13
          8.4   Forfeitures. . . . . . . . . . . . . . . . . . . . . . . 13

9    DISABILITY BEFORE RETIREMENT. . . . . . . . . . . . . . . . . . . . 14

     9.1   Disability Prior to Retirement. . . . . . . . . . . . . . . . 14

10   DEATH BENEFITS BEFORE RETIREMENT. . . . . . . . . . . . . . . . . . 14

     10.1   Death Benefit Before Retirement. . . . . . . . . . . . . . . 14
     10.2   Consent. . . . . . . . . . . . . . . . . . . . . . . . . . . 14

11   METHOD OF PAYMENT . . . . . . . . . . . . . . . . . . . . . . . . . 14

     11.1   Payment of Benefits. . . . . . . . . . . . . . . . . . . . . 14
     11.2   Optional Forms of Benefits . . . . . . . . . . . . . . . . . 15
     11.3   Preretirement Survivor Annuity . . . . . . . . . . . . . . . 16
     11.4   Commencement of Payment. . . . . . . . . . . . . . . . . . . 17
     11.5   Explanation of Annuities . . . . . . . . . . . . . . . . . . 18
     11.6   Small Amounts. . . . . . . . . . . . . . . . . . . . . . . . 18
     11.7   Suspension of Retirement Benefits. . . . . . . . . . . . . . 19
     11.8   Consent. . . . . . . . . . . . . . . . . . . . . . . . . . . 19
     11.9   Deemed Distribution. . . . . . . . . . . . . . . . . . . . . 19
     11.10  Automatic Payment of Retirement Benefits . . . . . . . . . . 19
     11.11  Direct Rollover. . . . . . . . . . . . . . . . . . . . . . . 19

12   MAXIMUM AMOUNT OF RETIREMENT BENEFIT. . . . . . . . . . . . . . . . 20

     12.1   Application of Section 12. . . . . . . . . . . . . . . . . . 20
     12.2   Maximum Benefit. . . . . . . . . . . . . . . . . . . . . . . 20
     12.3   Adjustment to Maximum Benefit. . . . . . . . . . . . . . . . 20
     12.4   Inapplicability of Section 12. . . . . . . . . . . . . . . . 21
     12.5   Limitation Prior to October 3, 1973. . . . . . . . . . . . . 22
     12.6   Limitation Prior to December 31, 1982. . . . . . . . . . . . 22
     12.7   Additional Limitations . . . . . . . . . . . . . . . . . . . 22
     12.8   Maximum Limitations. . . . . . . . . . . . . . . . . . . . . 23

13   DESIGNATION OF BENEFICIARIES. . . . . . . . . . . . . . . . . . . . 24

     13.1   Beneficiary Designation. . . . . . . . . . . . . . . . . . . 24
     13.2   Failure to Designate Beneficiary . . . . . . . . . . . . . . 24

14   FUNDING AND CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . 24

     14.1   Funding. . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     14.2   Actuarial Assumptions. . . . . . . . . . . . . . . . . . . . 25
     14.3   Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . 25
     14.4   Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . 25
     14.5   Return of Contributions. . . . . . . . . . . . . . . . . . . 25

15   ADMINISTRATION OF THE PLAN. . . . . . . . . . . . . . . . . . . . . 26

     15.1   Powers and Duties of Administrative
            Committee. . . . . . . . . . . . . . . . . . . . . . . . . . 26
     15.2   Powers and Duties of Investment Committee. . . . . . . . . . 26
     15.3   Agents; Reports to Board of Directors. . . . . . . . . . . . 26
     15.4   Structure of Committees. . . . . . . . . . . . . . . . . . . 27
     15.5   Adoption of Procedures of Committee. . . . . . . . . . . . . 27
     15.6   Demands for Money. . . . . . . . . . . . . . . . . . . . . . 27
     15.7   Trust Agreement; Powers and Duties of
            Trustee; Trust Fund. . . . . . . . . . . . . . . . . . . . . 28
     15.8   Hold Harmless; Indemnification . . . . . . . . . . . . . . . 28
     15.9   Claims for Benefits. . . . . . . . . . . . . . . . . . . . . 28
     15.10  Communications . . . . . . . . . . . . . . . . . . . . . . . 29
     15.11  Agent for Service of Process . . . . . . . . . . . . . . . . 30
     15.12  Specific Powers and Duties . . . . . . . . . . . . . . . . . 30

16   TERMINATION OF PARTICIPATING COMPANY PARTICIPATION. . . . . . . . . 30

     16.1  Termination of Participating Company Participation. . . . . . 30
     16.2  Rights of Former Members. . . . . . . . . . . . . . . . . . . 30
     16.3  Transfer to Successor Plan. . . . . . . . . . . . . . . . . . 30

17   AMENDMENT OR TERMINATION OF THE PLAN AND THE TRUST. . . . . . . . . 31

     17.1  Right to Amend, Suspend or Terminate Plan . . . . . . . . . . 31
     17.2  Retroactivity . . . . . . . . . . . . . . . . . . . . . . . . 32
     17.3  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     17.4  Termination . . . . . . . . . . . . . . . . . . . . . . . . . 32
     17.5  Not a Title IV Termination. . . . . . . . . . . . . . . . . . 32
     17.6  Title IV Termination. . . . . . . . . . . . . . . . . . . . . 32
     17.7  Asset Allocation by Court . . . . . . . . . . . . . . . . . . 34
     17.8  Partial Termination . . . . . . . . . . . . . . . . . . . . . 34

18   TOP HEAVY PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . 34

     18.1  Top Heavy Plan. . . . . . . . . . . . . . . . . . . . . . . . 34
     18.2  Definition for Section 18 . . . . . . . . . . . . . . . . . . 35
     18.3  Minimum Vesting . . . . . . . . . . . . . . . . . . . . . . . 37
     18.4  Minimum Benefits. . . . . . . . . . . . . . . . . . . . . . . 38
     18.5  Limitations on Benefits . . . . . . . . . . . . . . . . . . . 38
     18.6  Other Plans . . . . . . . . . . . . . . . . . . . . . . . . . 38

19   LIMITATIONS ON DISTRIBUTIONS TO
     CERTAIN HIGHLY PAID EMPLOYEES . . . . . . . . . . . . . . . . . . . 39

     19.1  Limitations of Section 19 . . . . . . . . . . . . . . . . . . 39
     19.2  Application of Section 19 . . . . . . . . . . . . . . . . . . 39
     19.3  Limitation on Benefits. . . . . . . . . . . . . . . . . . . . 39
     19.4  Unrestricted Benefits . . . . . . . . . . . . . . . . . . . . 40
     19.5  Use of Reserves Resulting from Limitations. . . . . . . . . . 40

20   GENERAL LIMITATIONS AND PROVISIONS. . . . . . . . . . . . . . . . . 40

     20.1   No Right to Continued Employment . . . . . . . . . . . . . . 40
     20.2   Trust is Sole Source of Benefits . . . . . . . . . . . . . . 40
     20.3   Payment on Behalf of Payee . . . . . . . . . . . . . . . . . 41
     20.4   No Alienation. . . . . . . . . . . . . . . . . . . . . . . . 41
     20.5   Missing Payee. . . . . . . . . . . . . . . . . . . . . . . . 41
     20.6   Subject to Trust Agreement . . . . . . . . . . . . . . . . . 42
     20.7   Required Information . . . . . . . . . . . . . . . . . . . . 42
     20.8   Subject to Insurance Contract. . . . . . . . . . . . . . . . 42
     20.9   Communications to Committees . . . . . . . . . . . . . . . . 42
     20.10  Communications from Participating Company
            or Committees. . . . . . . . . . . . . . . . . . . . . . . . 42
     20.11  Gender; Tense. . . . . . . . . . . . . . . . . . . . . . . . 42
     20.12  Captions . . . . . . . . . . . . . . . . . . . . . . . . . . 42
     20.13  Applicable Law . . . . . . . . . . . . . . . . . . . . . . . 42

APPENDIX I . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
          SECTION  1.  INTRODUCTION AND PURPOSE

          1.1 The purpose of the Ogden Projects Pension Plan (the "Plan") is to provide retirement benefits and certain other benefits to eligible employees of Ogden Projects, Inc. and its participating subsidiaries and other participating companies, or to the beneficiaries of such employees, and thereby to continue to encourage employees to make and continue careers with Ogden Projects, Inc., all as set forth herein and in the related trust thereunder (the "Trust") adopted as a part of the Plan.

          1.2 Prior to the adoption of the Plan, Ogden Projects, Inc. was a "Participating Company" under the Ogden Corporation Pension Plan (the "Prior Plan"), as such term is defined therein, and the related trust thereunder (the "Prior Plan Trust"). As a result of the Tax Reform Act of 1986, the sponsor of the Prior Plan, Ogden Corporation, determined that it would be in the best interest of all Prior Plan Participating Companies, and their respective employees, to elect whether to continue to be a Participating Company under the Prior Plan or to establish a separate defined benefit plan. Effective as of January 1, 1989, Ogden Projects, Inc. determined that it was in the best interest of Ogden Projects, Inc. and its employees to adopt the Plan, such plan being substantially similar to, and a continuation of, the Prior Plan. All service credited to an individual as a participant under the Prior Plan was credited to such individual under the Plan; provided that such individual becomes a participant of the Plan on or after January 1, 1989, and further provided, that such service be credited solely in accordance with the terms and provisions of the Plan. With the adoption of the Plan, the trustee of the Prior Plan Trust segregated a proportional share of the assets of the Prior Plan, including surplus and any earnings, and held in trust for the participants of the Prior Plan who continue to be participants of the Plan.

          1.3 Simultaneously with the establishment of the Plan, another Participating Company under the Prior Plan, Ogden Environmental Services Corporation ("OES") determined that it would be in the best interest of OES' employees to establish a separate defined benefit plan. Effective January 1, 1989, OES adopted the Ogden Environmental Services Pension Plan ("OES Plan"), such plan being substantially similar to, and a continuation of, the Prior Plan. All service credited to an individual as a participant under the Prior Plan was credited to such individual under the OES Plan under certain conditions and requirements, all as contained within the OES Plan. With the adoption of the OES Plan, the trustee of the Prior Plan Trust segregated a proportional share of the assets of the Prior Plan, including surplus and earnings, and held in trust for the employees of OES who participated in the OES Plan.

          1.4 As a result of a corporate reorganization, OES was merged into Ogden Projects, Inc. Effective January 1, 1992, the OES Pension Plan was merged into, and became a part of, the Plan. OES became a participating company as defined herein (a "Participating Company") and all service credited to a participant, and all benefits accrued by the participant, under the OES Plan, was credited and transferred to the Plan.

          1.5 As a result of the enactment of the Tax Reform Act of 1986, and the establishment of the Plan and the Trust, an application was filed with the District Director of Internal Revenue, requesting a determination that the Plan and the Trust, continued to be a qualified and tax-exempt plan and trust under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986 (the "Code"). By letter dated May 5, 1993, the District Director determined that the Plan and Trust was qualified and tax-exempt.

          1.6 With the passage of the Unemployment Compensation Amendments of 1992, and the Omnibus Budge Reconciliation Act of 1993, the issuance of Treasury Regulations and related rulings and procedures, the Plan has been amended and restated. The Plan, as hereby amended and restated, and the Trust, are intended to continue to qualify as a plan and a trust which meet the requirements of Sections 401(a) and 501(a), respectively, of the Code, amended, or any other applicable provisions of law, including, without limitation, the Employee Retirement Income Security Act of 1974, as now in effect or hereafter amended.

          1.7 The Plan, as set forth herein, constitutes a restatement of the Plan through January 1, 1994. Although this restatement is generally effective January 1, 1994, the inclusion of amendments to conform with the Tax Reform Act of 1986 and other applicable laws necessitates different effective dates for certain Plan provisions. Accordingly, notwithstanding the general effective date of this restatement, Plan sections as amended, shall be effective as indicated therein.

          1.8 The rights of any person who terminated employment or who retired on or before the effective date of a particular amendment, including his eligibility for benefits and the time and form in which benefits, if any, will be paid, shall be determined solely under the terms of the Prior Plan, the OES Plan or the Plan as in effect on the date of his termination of employment or retirement, unless such person is thereafter reemployed and again becomes a Member.


                         SECTION  2.  DEFINITIONS

          When used herein the following terms shall have the following meanings:

          2.1   "Accrued Benefit" means a Ten Year Certain and
Life Annuity commencing at age 65 or at any later date specified under the Plan, whichever is applicable.

          2.2   "Act" means the Employee Retirement Income
Security Act of 1974, as now in effect or as hereafter amended.

          2.3 "Actuary" means the enrolled actuary (within the meaning of the Act) engaged by the Administrative Committee.

          2.4   "Administrative Committee" means the OPI
Administrative Committee as provided for in Section 15. For purposes of the Act, the Administrative Committee shall be the administrator of the Plan and its members shall be named fiduciaries with respect to matters for which they are responsible under the Plan.

          2.5 "Affiliate" means any corporation which is included in a controlled group of corporations (within the meaning of Section 414(b) of the Code) which includes the Company, any trade or business (whether or not incorporated) which is under common control with the Company (within the meaning of Section 414(c) of the Code), any organization included in the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Company and any other entity required to be aggregated with the Company pursuant to Regulations under Section 414(o) of the Code; except that for purposes of applying the provisions of Sections 12 and 18 with respect to the limitations on benefits, Section 415(h) of the Code shall apply.

          2.6   "Beneficiary" means the beneficiary or
beneficiaries designated by a Member pursuant to Section 13 to receive the amount, if any, payable under the plan upon the death of such Member.

          2.7 "Board of Directors" means the Board of Directors of the Company.

          2.8 "Break in Service" means a Plan Year during which an individual has not completed more than 500 Hours of Service, as determined by the Administrative Committee in accordance with the Regulations. Solely for purposes of determining whether a Break in Service has occurred, an individual shall be credited with the Hours of Service which such individual would have completed but for a maternity or paternity absence, as determined by the Administrative Committee in accordance with this Section
2.8 and the Labor Department Regulations; provided, however, that the total Hours of Service so credited shall not exceed 501 Hours and that the individual timely provide the Administrative Committee with such information as it shall require. Hours of Service credited for a maternity or paternity absence shall be credited entirely (i) in the Plan Year in which the absence began if such Hours of Service are necessary to prevent a Break in Service in such Plan Year, or (ii) in the following Plan Year. For purposes of this Section 2.8, maternity or paternity absence shall mean an absence from work by reason of the individual's pregnancy, the birth of the individual's child or the placement of a child with the individual in connection with adoption of the child by such individual, or for purposes of caring for a child for the period immediately following such birth or placement.

          2.9 "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. All citations to Sections of the Code are to such sections as they may from time to time be amended or renumbered.

          2.10 "Committee" means the Administrative Committee and the Investment Committee.

          2.11 "Company" means Ogden Projects, Inc., a Delaware corporation.

          2.12 "Compensation" means for each Plan Year beginning before January 1, 1994, an Employee's first $200,000 (as adjusted for cost of living to the extent permitted by the Code and IRS Regulations) of total remuneration paid or payable for Service while an Employee, without giving effect to any reduction therein pursuant to an election under Sections 125 and 401(k) of the Code nor any contributions by the Employer to the Plan as reported on IRS Form W-2. For each Plan Year beginning on or after January 1, 1994, Compensation means an Employee's first $150,000 (as adjusted by the Commissioner of the IRS, for years beginning after December 31, 1993, for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code) ("annual salary limit") of total remuneration paid or payable for Service while an Employee, without giving effect to any reduction therein pursuant to an election under Sections 125 and 401(k) of the Code. Compensation does not include imputed income or other noncash compensation, severance pay, any contributions to the Plan, reimbursed expenses and contributions to the plan maintained by the Employer except to Section 125 or 401(k) Plan. If less than a full Plan Year of Salary is taken into account, then the annual salary limit shall be multiplied by the ratio obtained by dividing the number of full months in the period by
12. In determining the Salary of a Member for purposes of the annual salary limit, the rules of Section 414(q)(6) of the Code shall apply, except that in applying such rules, the term Family Member shall include only the spouse of the Member and any lineal descendants of the Member who have not attained age 19 before the close of the Plan Year. If, as a result of the application of such rules the adjusted annual salary limit is exceeded, then the limit shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this Section 2.12 prior to the application of the annual salary limit.

          2.13 "Credited Service" means the number of full years and months of employment beginning on the date the Employee first performed an Hour of Service with the Employer and ending on the date of his retirement or other termination of employment. If an Employee was a participant of the Prior Plan on December 31, 1988 and thereafter becomes a Participant of the Plan, Credited Service shall also include his period of Service under the Prior Plan, as defined by such Prior Plan. Years and months of employment shall be determined by the Administrative Committee in accordance with the Regulations.

          2.14 "Direct Rollover" means (i) a distribution by the Plan to an Eligible Retirement Plan as specified by a Distributee.

          2.15 "Disabled" or "Disability" means a Member's inability to perform the duties of employment with an Employer as would constitute disability under the Employer's long term disability plan.

          2.16 "Distributee" means a Member or a former Member. A Member's or former Member's spouse or a former spouse of a Member or former Member who is a payee under a Qualified Domestic Relations Order to which a distribution is to be made under the Plan shall also be deemed to be a Distributee.

          2.17 "Early Retirement Age" means the date on which a Member has attained age 55 and has completed 10 years of Credited
Service.

          2.18 "Early Retirement Date" means the first day of the month coincident with or next following a Member's retirement after reaching his Early Retirement Age but prior to his Normal
Retirement Age.

          2.19 "Effective Date" means, for this amendment and restatement, January 1, 1994, and for the Plan, January 1, 1989.

          2.20 "Eligible Employee" means any Employee and any leased employee who completes at least 1,000 Hours of Service during a Plan Year, but excluding (i) any nonresident alien, and
(ii) any Employee who is included in a unit of Employees covered by a collective bargaining agreement which does not provide for his membership in the Plan, and for the 1994 Plan Year, (iii) any Highly Compensated Employee designated by the Administrative Committee to be ineligible to participate in the Plan unless the Administrative Committee rescinds such prohibition. A director of the Employer is not eligible for membership in the Plan unless he is also an Eligible Employee. For all purposes of the Plan, a "leased employee" means (i) any individual who provides services pursuant to an agreement between the Employer and any other person, (ii) such individual performs such services for the Employer on a substantially full time basis for a period of at least one year, and (iii) such services are of a type historically performed, in the business field of the Employer, by Employees. Notwithstanding the foregoing, if such leased employees constitute less than 20% of the Employer's nonhighly compensated work force within the meaning of Section 414(n)(5)(C)(ii) of the Code, such leased employees are not Employees if they are covered by a plan meeting the requirements of Section 414(n)(5)(B) of the Code.

          2.21 "Eligible Retirement Plan" means (i) an individual retirement account, as described in Section 408(a) of the Code, (ii) an individual retirement annuity, as described in
Section 408(b) of the Code, (iii) an annuity plan, as described in Section 403(a) of the Code, and (iv) a qualified plan and trust, as described in Sections 401(a) and 501(a) of the Code; provided, however, that in the case of an Eligible Rollover Distribution to a spouse, an Eligible Retirement Plan means an individual retirement account or an individual retirement annuity, as described in Sections 408(a) and 408(b) of the Code, respectively.

          2.22 "Eligible Rollover Distribution" means any distribution from the Plan of all or any portion of the balance to the credit of a Distributee, except that an Eligible Rollover Distribution shall not include: (i) any distribution to the extent such distribution is required under Section 11.4 and
Section 401(a)(9) of the Code, (ii) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's Beneficiary, or for a period of ten years or more, and (iii) the portion of any distribution that is not includible in gross income.

          2.23 "Employee" means any individual in the employ of the Employer.

          2.24  "Employer" means the Company and each other
Participating Company, or any of them.

          2.25 "Equivalent Actuarial Value" or "Actuarial Equivalent" means, unless otherwise specified in the Plan, a benefit of equivalent value to another form of benefit, computed on the basis of the actuarial tables and interest rates specified in Appendix I attached hereto; provided, however, that the interest rate used to determine the Equivalent Actuarial Value of any lump sum payment that may be made under the Plan shall not be greater than:

               (i) the applicable interest rate if the accrued benefit (using such rate) is not in excess of $25,000; or

               (ii) 120 percent of the applicable interest rate if the accrued benefit exceeds $25,000 (as determined under clause (i)). In no event shall the present value determined under clause (i) be less than $25,000.

          For purposes of clauses (i) and (ii), the applicable interest rate shall mean the interest rate or rates announced by the PBGC as of the first day of each Plan Year in which a distribution occurs for purposes of determining the present value of a Member's benefits under the Plan if the Plan had terminated on the date distribution commences with insufficient assets to provide benefits guaranteed by the PBGC on that date. In no event shall the amount of any benefit or annuity determined hereunder exceed the maximum benefit permitted under Section 415 of the Code.

          2.26 "Family Member" means a spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.

          2.27 "Final Average Compensation" means a Member's average annual Compensation for the five consecutive calendar years out of his last 10 (or fewer) consecutive Years of Service rendered immediately prior to his Normal Retirement Date, or his earlier retirement or other termination of employment, as the case may be, during which his Compensation was the highest.

          2.28 "High-3 Year Average Compensation" means the average annual amount of the Participant's total renumeration from the Company for the three consecutive Years of Service during which such renumeration was the highest.

          2.29 "Hours of Service" means the hours for which an Employee shall receive credit for purposes of the Plan, as follows:
               (a)  One hour for each hour for which he is
directly or indirectly paid, or entitled to payment, by the Company or an Affiliate for the performance of duties during the applicable computation period for which his Hours of Service are being determined under the Plan. (These hours shall be credited to the Employee for the computation period or periods in which the duties were performed, and shall include hours for which back pay has been either awarded or agreed to by the Company or an Affiliate as provided by the Regulations under the Act, with no duplication of credit for hours.)

               (b) One hour for each hour, in addition to the hours in paragraph (a) above, for which he is directly or indirectly paid, or entitled to payment, by the Company or an Affiliate, for reasons other than for the performance of duties during the applicable computation periods, such as paid vacation, paid holiday, paid sickness, and similar paid periods of nonworking time. (These hours shall be counted in the computation period or periods in which the hours for which payment is made occur).

               (c)  One hour for each hour of the normally
scheduled work hours for each day during any period he is on leave of absence from work with the Company or an Affiliate for military service with the armed forces of the United States, but not to exceed the period required under the law pertaining to veterans' reemployment rights; provided, that if he fails to report for work at the end of such leave during which he has reemployment rights he shall not receive credit for hours on such leave.

               (d) The number of normally scheduled work hours for each day of authorized leave of absence granted by the Company or an Affiliate in accordance with reasonable policies established therefor for which he is not compensated.

          When no time records are available, the Employee shall be given credit for Hours of Service based upon the number of normally scheduled work hours for each day he is on the Company's or an Affiliate's payroll, as determined in accordance with reasonable standards and policies from time to time adopted by the Administrative Committee under Section 2530.200b-2(b) and (c) of the Regulations, which are incorporated herein by this reference thereto. Notwithstanding the foregoing, an Employee shall be credited with 45 Hours of Service with respect to each week for which he is entitled to be credited with at least one Hours of Service. The Administrative Committee may, on a uniform, nondiscriminatory basis, give credit to Participants for Hours of Service for employment with employers other than the Company or an Affiliate.

          2.30  "IRS" means the United States Internal Revenue
Service.

          2.31 "Investment Committee" means the OPI Investment Committee as provided for in Section 15. For purposes of the Act, the members of the Investment Committee shall be the named fiduciaries (with respect to the matters for which they are hereby made responsible under the Plan) of the Plan.

          2.32  "Labor Department" means the United States
Department of Labor.

          2.33 "Member" means any Eligible Employee who is enrolled in the membership of the Plan as provided in Section 3.

          2.34 "Normal Retirement Age" means the date which is the Member's 65th birthday.



          2.35 "Normal Retirement Date" means the first day of the month coincident with or next following a Member's attainment of his Normal Retirement Age.

          2.36 "Participating Company" means an Affiliate of the Company, designated by the Board of Directors as such, the board of directors or equivalent governing body of which shall adopt the Plan and the Trust Agreement by appropriate action and the Employees of which shall be eligible to participate in the Plan in the manner and to the extent determined by the Board of Directors so long as such Affiliate remains so designated. Any such Affiliate so designated and which adopts the Plan shall be deemed thereby to appoint the Company, the Administrative Committee, the Investment Committee and the Trustee its exclusive agents to exercise on its behalf all of the powers and authority conferred hereby, or by the Trust Agreement, upon the Company and shall make its allocable contributions to the Plan. The authority of the Company, the Administrative Committee, the Investment Committee, and the Trustee to act as such agent shall continue until the Plan has terminated as to such Affiliate and the relevant Trust Fund assets have been distributed by the Trustee as provided in Section 16 of the Plan.

          2.37  "PBGC" means the Pension Benefit Guaranty
Corporation.

          2.38 "Plan" means the Ogden Projects Pension Plan, as set forth herein and as may be amended from time to time.

          2.39  "Plan Year" means the calendar year.

          2.40 "Preretirement Survivor Annuity" means a benefit providing for payment of a survivor annuity to a Member's Surviving Spouse, if any, for the life of such Surviving Spouse equal to 50% of the annuity which would have been payable for the life of the Member under a Qualified Joint and Survivor Annuity.

          2.41  "Prior Plan" means the Ogden Corporation Pension
Plan.

          2.42 "Qualified Domestic Relations Order" means any judgment, decree, or order (including approval of a property settlement agreement) which has been determined by the Administrative Committee in accordance with procedures established under the Plan, to constitute a qualified domestic relations order within the meaning of Section 414(p)(1) of the Code.

          2.43 "Qualified Joint and Survivor Annuity" means a benefit providing an annuity for the life of the Member, ending with the payment due on the first day of the month coincident with or preceding the date of his death, and, if the Member dies leaving a Surviving Spouse, a survivor annuity for the life of such Surviving Spouse equal to 50% of the annuity payable for the life of the Member under his Qualified Joint and Survivor Annuity, commencing on the first day of the month following the date of the Member's death and ending with the payment due on the first day of the month coincident with or preceding the date of such Surviving Spouse's death.

          2.44 "Regulations" means the applicable regulations issued under the Code (referred to herein as "IRS Regulations"), the Act (referred to herein as "Labor Department Regulations") or other applicable law, by the IRS, the PBGC, the Labor Department or any other governmental authority and any temporary regulations or rules promulgated by such authorities pending the issuance of such regulations.

          2.45 "Retirement Benefit" means a benefit payable on the dates, in the forms and in the amounts specified in Sections
6, 7, and 8, whichever is applicable.

          2.46  "Retirement Date" means a Member's Early
Retirement Date, Normal Retirement Date or any other retirement date that has become effective in lieu thereof pursuant to
Section 4.

          2.47 "Salary" means for each Plan Year beginning before January 1, 1994 an Employee's first $200,000 and for Plan Years beginning on or after January 1, 1994, an Employee's first $150,000 (adjusted for cost of living in accordance with Section 401(a)(17) of the Code) of total salary and other compensation earned (whether or not received by an Employee during such Plan
Year) for the benfit of an Employee by a Participating Company, including any amount which such Employee elects to have the Company contribute to a qualified plan under Section 401(k) of the Code or benefit payments under a plan under Section 125 of the Code, but does not include imputed income or other non-cash compensation, severance pay, any contributions to the Plan other than such contributions under Section 401(k) of the Code or benefit payments under a plan under Section 125 of the Code or reimbursed expenses.

          2.48 "Service" means employment or reemployment (whether or not as an Eligible Employee) with the Company, any Participating Company or with any subsidiary of or other corporation or entity affiliated or associated with the Company which is a member of the same controlled group of corporations (within the meaning of Section 1563(a) of the Code). Service includes all periods of employment credited to a Member while a participant under the Prior Plan.

          2.49 "Straight Life Annuity" means an annuity payable for the life of a Member, ending with the payment due on the first day of the month coincident with or preceding the date of the annuitant's death.

          2.50 "Surviving Spouse" means the survivor of a deceased Member or a deceased former Member to whom such deceased Member or deceased former Member has been legally married (as determined by the Administrative Committee) throughout the one-year period ending on the earlier of (i) the date as of which payments commence under the Plan, or (ii) the date of the Member's death. For purposes of Section 11, if a Member marries within one year of the date as of which payments commence under the Plan and was married to that spouse for at least a one-year period ending on or before the date of the Member's death, such Member and his spouse shall be treated as having been married throughout the one-year period ending on the date as of which payments commence.

          2.51 "Ten Year Certain and Life Annuity" means a benefit providing an annuity for the life of the Member, ending with the payment due on the first day of the month coincident with or preceding the date of his death, with a guaranteed payment period of 120 months.

          2.52 "Trust" or "Trust Fund" means the Trust established by the Company pursuant to the Trust Agreement as a part of the Plan.

          2.53  "Trustee" means the trustee or trustees of the Trust.

          2.54 "Trust Agreement" means the agreement entered into between the Company and the Trustee regarding the investment and holding of Plan assets, as provided in the Plan, as amended or restated from time to time.

          2.55 "Year of Service" means any Plan Year during which an individual completed at least 1,000 Hours of Service as determined by the Administrative Committee in accordance with the Regulations. In addition, solely for purposes of determining whether an Eligible Employee is enrolled as a Member as provided in Section 3 and his vested interest under Section 8.1 and 18.3, if an Employee does not complete 1,000 Hours of Service during the Plan Year in which his Service commenced but does complete at least 1,000 Hours of Service during the 12 consecutive month period beginning on the date his Service commenced, as determined by the Administrative Committee, then, he shall be credited with a Year of Service for such 12 consecutive month period. In determining the number of Years of Service a Member is credited with, he shall be credited with all years of service he had completed, as of December 31, 1988, under the Prior Plan.



                      SECTION  3.  MEMBERSHIP

          3.1 Date of Membership. (a) Each Eligible Employee who was a Member of the Plan on December 31, 1993, shall continue to be enrolled in the membership of the Plan, and each Eligible Employee in Service on December 31, 1993, but who was not then a Member of the Plan shall be enrolled in the membership of the Plan on the first day of the month coincident with or next following the earlier of:

          (i)       the date on which he satisfies the
                    requirements for membership in the Plan as in effect on December 31, 1993; and

          (ii)      the date on which he satisfies the
                    requirements of Section 3.1(b) for enrollment in the membership of the Plan.

               (b) Each Eligible Employee who commences Service on or after the January 1, 1994 shall be automatically enrolled in the membership of the Plan on the first day of the month coincident with or next following the date on which the Eligible Employee has (i) attained age 21, and (ii) the later of (a) the completion of one Year of Service, and (b) the date which is the anniversary of the Eligible Employee's date of hire; provided, he is an Eligible Employee on such date.

          3.2 Enrollment and Adjustment. The Administrative Committee shall take any necessary or appropriate action to enroll each Eligible Employee who has met the requirements of this Section 3 and, if it is determined that an Eligible Employee has for any reason not been enrolled in the membership of the Plan or, if an administrative adjustment is required, such Employee shall be retroactively enrolled or such administrative adjustment shall be made.

          3.3 Duration. The membership of a Member shall cease upon his Retirement Date or death or upon any Break in Service. The membership of a Member who, without any Break in Service, ceases to be an Eligible Employee shall not cease on account thereof but, notwithstanding Section 2.48, no subsequent Service shall be treated as Credited Service unless and until he again becomes an Eligible Employee.

          3.4 Reemployment. (a) If a Member without any nonforfeitable right to his Retirement Benefit (as determined under Section 8.1) incurs any Break in Service and if the number of consecutive Plan Years in which he incurred a Break in Service equals or exceeds the greater of five or the aggregate number of his Years of Service prior to such Break in Service (excluding any Years of Service previously disregarded under this Section), then, in the event that he returns to Service, he shall be treated as a new Employee for all purposes of the Plan.

               (b)  In all other cases following a Break in
Service, if a former Member completes one Year of Service he shall again be enrolled in the membership of the Plan as of the first day of the month coincident with or next following the date such Year of Service commenced, except that, if he is not then an Eligible Employee, he shall again be enrolled in the membership of the Plan as of the first day of the month coincident with or next following the date, if any, on which he again becomes an Eligible Employee.


                       SECTION  4.  RETIREMENT DATE

          4.1 Normal Retirement and Deferred Retirement Dates. Any Member may retire on his Normal Retirement Date. Notwithstanding the previous sentence, a Member may elect to defer his Normal Retirement Date. A retiring Member shall submit a written application for benefits to the Administrative Committee not less than 30 days nor more than 90 days prior to the day the Member will retire from Service. The Deferred Retirement Date of a Member shall be the first day of the month coincident with or next following the date of his termination of Service following this Normal Retirement Age. Notwithstanding any provision in the Plan to the contrary, a Member shall have a 100% vested right to his Retirement Benefit upon attaining his Normal Retirement Age.

          4.2 Early Retirement Date. A Member may retire on his Early Retirement Date. A Member must make written application to the Administrative Committee specifying an Early Retirement Date which is the first day of a month and not less than 30 nor more than 90 days following the date of the filing of the application.



                       SECTION  5.  ACCRUED BENEFIT

          5.1 Computation of Accrued Benefit. As of any date, a Member's Accrued Benefit is equal to (a) less (b) where:

          (a) is 1.5% of his Final Average Compensation multiplied by his years of Credited Service; and

          (b) is the amount of his Prior Plan accrued benefit determined as of December 31, 1988.

          5.2 Effect of Reemployment on Accrued Benefit. If a Member who incurs a Break in Service for any reason returns to Service and is treated as a new Eligible Employee pursuant to
Section 3.4, then on his subsequent retirement or termination of Service, his Accrued Benefit shall be based only upon his Credited Service subsequent to his return to Service. In all other cases following a Break in Service, a Member's Accrued Benefit shall be based on his total Credited Service (provided this does not decrease his Accrued Benefit), reduced by the Equivalent Actuarial Value of any payments to him before his return to Service.



                  SECTION  6.  NORMAL RETIREMENT BENEFIT

          6.1 Normal Retirement Benefit. Subject to Section 11.4, a Member who retires from Service on his Normal Retirement Date shall be entitled to receive a Retirement Benefit equal to his Accrued Benefit (or any larger Retirement Benefit he could have received commencing on any date which could have been his Early Retirement Date), commencing on the first day of the month in which his Normal Retirement Date occurs.



                   SECTION  7.  EARLY RETIREMENT BENEFIT

          7.1 Early Retirement Benefit. A Member who retires from Service on an Early Retirement Date shall be entitled to receive, commencing on the first day of the month in which his Early Retirement Date occurs, a Retirement Benefit which is the Actuarial Equivalent of the Retirement Benefit which would be payable on his Normal Retirement Date reduced by an early retirement factor of .5% for each month between the day on which his payments would have commenced if he had not retired until the first date of the month coincident with or next following the Member's Normal Retirement Age.

          7.2 Deferral of Payment After Early Retirement Age. Subject to Section 11.4, a Member who retires on an Early Retirement Date may elect, at least 60 days prior to his Early Retirement Date, to defer commencement of the payment of his Retirement Benefit until the first day of any month after his Early Retirement Date but no later than the first month in which his Normal Retirement Date could have occurred. Such an election may be revoked only with the consent of the Administrative Committee. If a Member makes such an election and dies before the payment of his Retirement Benefit commences, then except as provided in Section 10 or 11.3 no benefit shall be payable under the Plan.



           SECTION  8.  TERMINATION OF SERVICE BEFORE RETIREMENT

          8.1 Vesting. Subject to Section 11.4, a Member whose Service terminates, after his completion of five Years of Service, for any reason other than death, Disability or retirement shall have a nonforfeitable right to a Retirement Benefit equal to his Accrued Benefit as of the date of his termination of Service and shall be entitled to receive his Retirement Benefit commencing on the first day of the month following the month in which he attains his Normal Retirement Age.

          8.2 Payment after Termination of Service at Early Retirement Date. A Member who has completed 10 years of Credited Service and who has terminated his Service as described in
Section 8.1 may elect, by written notice to the Administrative Committee at least 30 days prior to his Early Retirement Date, to commence payment of his Retirement Benefit on his Early Retirement Date or on the first day of any subsequent month, but not later than the first day of the month in which the first date which could have been his Normal Retirement Date occurs, actuarially reduced. Such an election may be revoked only with the consent of the Administrative Committee.

          8.3 Consent of Member. Notwithstanding any other provisions of this Section 8, to the extent required by the Code and IRS Regulations, if the Equivalent Actuarial Value of the Retirement Benefit of a Member is in excess of $3,500 at the time of the distribution or any prior distribution, no benefit shall be paid pursuant to this Section 8 prior to his Normal Retirement Date without the Member's written consent, and if the Member is married at the date payments would otherwise commence and his benefit is to be paid in a form other than a Qualified Joint and Survivor Annuity, the written consent of the Member's Surviving Spouse. Absence of any required consent shall be deemed to be an election under Section 8.2 to receive the Actuarial Equivalent of the Member's Retirement Benefit commencing at the earlier of (i) the later of (A) the first day of the month following receipt of the required consent by the Administrative Committee or (B) the date otherwise designated under Section 8.2, or (ii) the Member's Normal Retirement Date.

          8.4 Forfeitures. If a Member's Service terminates for any reason other than death, Disability or retirement (as provided in Sections 6, 7, 9 and 10) prior to his completion of five Years of Service, no benefit shall be payable under the Plan. In determining whether a Member has completed five Years of Service for this purpose, his Years of Service before any Break in Service shall be disregarded if he had not then completed five Years of Service and if the number of consecutive Plan Years in which he incurred a Break in Service equals or exceeds the greater of five or the aggregate number of his Years of Service prior to such Break in Service (excluding any Years of Service previously disregarded under this Section).



                 SECTION  9.  DISABILITY BEFORE RETIREMENT

          9.1 Disability Prior to Retirement. A Member who is Disabled shall have a nonforfeitable right to a Retirement Benefit, determined as of the date of the Member's Disability, in accordance with the provisions of Section 5.1 and shall not thereafter be credited with Credited Service. Such Retirement Benefit shall commence on his Normal Retirement Date.



               SECTION 10.  DEATH BENEFITS BEFORE RETIREMENT

          10.1 Death Benefit Before Retirement. Subject to 11.3, the Beneficiary of a Participant who dies before the payment of his Retirement Benefit commences shall have a nonforfeitable right to a Retirement Benefit equal to the Participant's Accrued Benefit, such Retirement Benefit to commence on his Early Retirement Date, reduced as provided in
Section 7.1. A Participant shall receive any death benefit to which he was entitled under the Prior Plan as in effect on December 31, 1984 for benefits accrued prior to January 1, 1985.

          10.2   Consent.  Notwithstanding the foregoing Section
10.1 to the extent required by the Code and IRS Regulations, if, immediately prior to his death, the Member had a Retirement Benefit and the Equivalent Actuarial Value of such Retirement Benefit is in excess of $3,500 at the time of the distribution or any prior distribution, no lump sum cash payment shall be made under Section 10.1 to the Member's Surviving Spouse prior to the date which was or would have been the Member's Normal Retirement Date (had he lived) without the Surviving Spouse's written consent.


                      SECTION 11.  METHOD OF PAYMENT

          11.1 Payment of Benefits. The Retirement Benefit to which an unmarried Member or a Member who has not been legally married for at least one year ending on the date as of which payment of his Retirement Benefit commences, is entitled under the Plan shall, except as otherwise provided in this Section 11, be payable in the form of a Ten Year Certain and Life Annuity. The Equivalent Actuarial Value of the Retirement Benefit to which a Member who has been legally married for at least one year ending on the date as of which payment of his Retirement Benefit commences is entitled under the Plan shall, except as otherwise provided in this Section 11, be payable in the form of a Qualified Joint and Survivor Annuity with a Ten Year Certain Payment Period. A "Qualified Joint and Survivor Annuity with a Ten Year Certain Payment Period" is a Qualified Joint and Survivor Annuity that provides a guaranteed 120 month payments. If the Member dies after the date his Retirement Benefit begins but prior to receiving 120 monthly payments, the remainder of such 120 payments shall be paid to his Surviving Spouse. After receiving the remainder of such 120 payments, the Surviving Spouse shall receive a monthly payment for life equal to 50% of such amount.

          11.2 Optional Forms of Benefits. (a) Subject to the provisions of Sections 11.4 and 11.5, in lieu of receiving his Retirement Benefit in the form described in Section 11.1, a Member may elect to receive his Retirement Benefit in any one of the optional forms described in Sections 11.2(a)(i) through (v) below; provided, however, that the benefits under such options shall be the Equivalent Actuarial Value of the Retirement Benefits described in Section 11.1.

               (i) Ten Year Certain and Life Annuity. In lieu of receiving the continuing monthly payments as provided by a Ten Year Certain and Life Annuity, the Member's Beneficiary may elect, within 60 days after the date of the Member's death, to receive in one lump cash sum the Actuarial Equivalent of such payments.

              (ii) Qualified Joint and Survivor Annuity. A married Member with a Surviving Spouse may elect to receive the Equivalent Actuarial Value of his Retirement Benefit in the form of a Qualified Joint and Survivor Annuity.

             (iii) Contingent Annuitant Option. A Member may elect a benefit of Equivalent Actuarial Value payable to him for life with payments to be made, after his death, in 100% of such amount or 50% of such amount, to the Beneficiary designated by such Member, if living, for the life of such Beneficiary. The designation of a Beneficiary may be revoked or changed at any time prior to the date the Member's Retirement Benefit is to begin. In the event of the death of either the Member or the Beneficiary prior to the date such Retirement Benefit is to begin, the election of this option shall be inoperative.

              (iv) Contingent Annuitant Option; Ten Year Certain Payment Period. A Member may elect a benefit of Equivalent Actuarial Value payable to him for life with monthly payments to be made, after his death, in the same amount, or 50% of such amount, to the Beneficiary designated by him, if living, for the life of such Beneficiary. If the Participant dies after the date his Retirement Benefit commences but prior to receiving 120 monthly payments, the remainder of such 120 monthly payments will be paid to his Beneficiary (or, in the event of the death of the Beneficiary after the death of the Member, to the Beneficiary's estate). After such 120 monthly payments have been made, the Beneficiary shall receive monthly payments for life in the same amount, or 50% of such amount, in accordance with the Member's election. The designation of a Beneficiary may be revoked or changed at any time prior to the date payment of such Retirement Benefit commences. In the event of the death of the Member prior to the date payment of the Member's Retirement Benefit begins, the election of the contingent annuitant portion of this option shall be inoperative.

               (v) Straight Life Annuity. A Participant may elect to receive the Equivalent Actuarial Value of his Retirement
Benefit in the form of a Straight Life Annuity.

               (b)  If a Member has elected an option in
accordance with this Section 11.2 and dies prior to the date payment of his Retirement Benefit commences (i) without leaving a Surviving Spouse, or (ii) leaving a Surviving Spouse and having made a valid election to waive the Preretirement Survivor Annuity in accordance with Section 11.5, then such optional form of benefit shall become payable to his Beneficiary in the same amount, if any, that would have been payable to such Beneficiary if the payments thereunder had commenced to the Member on the first day of the month coincident with or preceding the date of the Member's death. If such Member dies prior to the date payment of his Retirement Benefit commences, leaving a Surviving Spouse and without having made a valid election to waive the Preretirement Survivor Annuity in accordance with Section 11.5, then the election under this Section 11.2 shall be null and void, and the Surviving Spouse shall receive the Preretirement Survivor Annuity in accordance with Section 11.3.

               (c) If a person entitled to receive payments under this Section 11.2 is not the spouse of the Member, the Equivalent Actuarial Value of the benefits allocated to such person shall not be greater than one-half of the Equivalent Actuarial Value of the Retirement Benefit which the Member could otherwise have received.

          11.3   Preretirement Survivor Annuity.  Subject to
Section 11.5, a Preretirement Survivor Annuity shall be paid to the Surviving Spouse of a Member or former Member who, after earning a nonforfeitable right to his Accrued Benefit, dies before the commencement of payment of his Retirement Benefit. In the case of a Member who dies on or after the first date which could have been his Early Retirement Date but before payment of his Retirement Benefit has commenced, the Preretirement Survivor Annuity shall be based on the Qualified Joint and Survivor Annuity which would have been payable if the Member had retired and payments under the Qualified Joint and Survivor Annuity had commenced on the first day of the month coincident with or preceding the date of his death. In the case of a Member who dies before the first date which could have been his Early Retirement Date, the Preretirement Survivor Annuity shall be based on the Qualified Joint and Survivor Annuity which would have been payable if the Member had terminated Service on the date of death, survived until the first date which could have been his Early Retirement Date, immediately began receiving payments under the Qualified Joint and Survivor Annuity and died on the day following such Early Retirement Date. Payment of a Preretirement Survivor Annuity shall commence on the last day of the month following the later of (i) the first month in which the Member could have attained his Normal Retirement Date (had he lived), or (ii) the month in which the Member dies; provided, however, to the extent required by the Code and IRS Regulations, if the Equivalent Actuarial Value of a Preretirement Survivor Annuity is in excess of $3,500 at the time of distribution or any prior distribution, it shall not commence to be paid prior to the date which was or would have been the Member's Normal Retirement Date (had the Member lived) without the written consent of the Member's Surviving Spouse. In the absence of consent, payment of the Preretirement Survivor Annuity shall not be made until the earlier of (i) the first day of the month following receipt of the required consent by the Administrative Committee, or (ii) the date which would have been the Member's Normal Retirement Date had the Member lived.

          11.4 Commencement of Payment. (a) Notwithstanding any other provision of the Plan, unless otherwise provided by law, any benefit payable to a Member shall commence no later than the April 1st of the calendar year following the calendar year in which such Member attains age 70-1/2; provided, however, if a Member attained age 70-1/2 prior to January 1, 1988, except as otherwise provided in Section 11.4(e), any benefit payable to such Member shall commence no later than the April 1st of the calendar year following the later of (i) the calendar year in which the Member attains age 70-1/2; or (ii) the calendar year in which the Member retires. Such benefit shall be paid, in accordance with IRS Regulations, over a period not extending beyond the life expectancy of such Member or the joint life expectancies of such Member and his Beneficiary. Life expectancy for purposes of this Section shall not be recalculated annually in accordance with the Regulations.

               (b) If distribution of a Member's benefit has commenced prior to a Member's death, and such Member dies before his entire benefit is distributed to him, distribution of the remaining portion of the Member's benefit to the Member's Beneficiary shall be made at least as rapidly as under the method of distribution in effect as of the date of the Member's death.

               (c) If a Member dies before distribution of his benefit has commenced, distributions to any Beneficiary shall be made on or before the December 31st of the calendar year which contains the fifth anniversary of the date of such Member's death; provided, however, at the Beneficiary's irrevocable election, duly filed with the Administrative Committee before the applicable commencement date set forth in the following sentence, any distribution to a Beneficiary may be made over the life of the Beneficiary or a period not extending beyond the life expectancy of the Beneficiary. Such distribution shall commence not later than the December 31st of the calendar year immediately following the calendar year in which the Member died or, in the event such Beneficiary is the Member's spouse, on or before the December 31st of the calendar year in which such Member would have attained age 70-1/2, if later (or, in either case, on any later date prescribed by IRS Regulations). If such Member's spouse dies after such Member's death but before distributions to such spouse commence, this Section 11.4(c) shall be applied to require payment of any further benefits as if such spouse were the Member.

               (d) Pursuant to IRS Regulations, any benefit paid to a child shall be treated as if paid to a Member's spouse if such amount will become payable to such spouse on the child's attaining majority, or other designated event permitted by the Regulations.

               (e)  If a Member who is a five percent owner
attained age 70-1/2 before January 1, 1988, any benefit payable to such Member shall commence no later than the April 1st of the calendar year following the later of (i) the calendar year in which the Member attains age 70-1/2 or (ii) the earlier of (A) the calendar year within which the Member becomes a five percent owner or (B) the calendar year in which the Member retires. For purposes of this Section 11.4(e), a five percent owner shall mean a five percent owner of such Member's Employer as defined in
Section 416(i) of the Code at any time during the Plan Year in which such owner attains age 66-1/2 or any subsequent Plan Year.

               (f) All distributions made hereunder shall be made in accordance with the provisions of Section 401(a)(9) of the Code and IRS Regulations thereunder.

               (g) Notwithstanding the foregoing, distributions to a Member may be made in accordance with a written designation made before January 1, 1984 by the Member if such designation satisfied the requirements of Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982.

          11.5 Explanation of Annuities. The Administrative Committee shall furnish or cause to be furnished to each married Member, to the extent required by the Code and IRS Regulations at least 30 days but no more than 90 days prior to the date a distribution is to be made under the Plan, explanations of the Qualified Joint and Survivor Annuity and the Preretirement Survivor Annuity under procedures developed by the Administrative Committee in accordance with the Code and IRS Regulations. A Member may, with the written consent of his Surviving Spouse (unless the Administrative Committee makes a written determination in accordance with the Code and IRS Regulations that no such consent is required), elect in writing (i) to receive his Retirement Benefit in one of the optional forms described in Section 11.2 in lieu of a Qualified Joint and Survivor Annuity within the 90-day period ending on the date payment of his Retirement Benefit commences, or (ii) to waive the Preretirement Survivor Annuity within the period beginning on the first day of the Plan Year in which the Member attains age 35 and ending on the date of his death. Any election made pursuant to this Section 11.5 may be revoked by a Member, without spousal consent, at any time within which such election could have been made. Such an election or revocation must be made in accordance with procedures developed by the Administrative Committee in accordance with the Code and IRS Regulations.

          11.6 Small Amounts. Notwithstanding any other provisions of this Section 11, any annuity amounting to less than $10 per month shall be paid in quarterly or semi-annual installments, and payment of any Retirement Benefit with an Equivalent Actuarial Value of $3,500 or less at the time of the distribution or any prior distribution shall be made in a lump sum cash payment in full settlement of the Plan's liability therefor, provided, however, that in the case of an Member, no such lump sum payment shall be made after benefits have commenced without the consent of the Member and, if the Member is married at the time such payment would otherwise commence, the consent of the Member and his spouse or, if the Member has died, the Member's Surviving Spouse or Beneficiary.

          11.7 Suspension of Retirement Benefits. Except as may be otherwise required in Section 11.4 and notwithstanding any other provisions of this Section 11, if a Member for any reason returns to Service, payment of his Retirement Benefit, if any, shall, to the extent permitted under the Regulations, be suspended until his subsequent termination of Service or retirement. To the extent that the application of this Section
11.7 constitutes a suspension of benefits, such suspension shall be in accordance with the Act, the Code and the Regulations.

          11.8 Consent. Notwithstanding any other provisions of this Section 11, to the extent required by the Code and IRS Regulations, if the Equivalent Actuarial Value of the Retirement Benefit of a Member who retires is, or has been, in excess of $3,500, no benefit shall be paid until the Member's Normal Retirement Date without the Member's written consent, and if the Member is married at the date payment would otherwise commence and his benefit is to be paid in a form other than a Qualified Joint and Survivor Annuity, no benefit shall be paid without the written consent of the Member's Surviving Spouse, unless it is paid on the Member's Normal Retirement Date.

          11.9 Deemed Distribution. If the Member's non-forfeitable Retirement Benefit on the date he terminates Service equals zero, such Member shall be deemed to have received his Retirement Benefit on the date he terminates Service.

          11.10 Automatic Payment of Retirement Benefits. Notwithstanding any other provision of the Plan, unless a Member elects to otherwise defer his distribution, payment of his Retirement Benefit shall commence on the 60th day after the close of the Plan Year following (i) the date the Member reaches his Normal Retirement Date, (ii) the 10th anniversary of the date the Member's membership in the Plan began, or (iii) the date the Member terminates Service with the Employer, whichever is the latest to occur.

          11.11 Direct Rollover. (a) A Distributee may elect, at a time and manner prescribed by the Administrative Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by such Distributee in the form of a Direct Rollover. A Distributee may not elect to make a Direct Rollover if the total Eligible Rollover Distributions to which the Distributee is entitled during the calendar year equal, or are reasonable expected to equal, less than $200. A Distributee may not elect to make a Direct Rollover of any portion of an Eligible Rollover Distribution if that portion is not at least $500 or more. A Distributee may not make a Direct Rollover of less than the entire amount of an Eligible Rollover Distribution if the entire Eligible Rollover Distribution equals less than $500.

               (b) The provisions of this Section 11.11 shall be effective January 1, 1993, with respect to distributions made on or after that date.

             SECTION 12.  MAXIMUM AMOUNT OF RETIREMENT BENEFIT

          12.1 Application of Section 12. The provisions of this Section 12 shall govern the benefits to which it is applicable notwithstanding any other provision of the Plan. The benefits to which this Section 12 is applicable are: (i) any annuity payable to a Member for life as part of a Qualified Joint and Survivor Annuity or as part of a survivorship option elected by the Member under Section 11.2 and having the effect of a Qualified Joint and Survivor Annuity (excluding in either case any survivor annuity payable to a Surviving Spouse thereunder);
(ii) any Single Life Annuity payable to a Member under Section
11.1 or elected by a Member under Section 11.2; and (iii) any other option elected by a Member under Section 11.2 (including both the annuity payable to the Member and any other annuity or benefit payable thereunder).

          12.2   Maximum Benefit.  The benefits to which this
Section 12 is applicable may not exceed the Actuarial Equivalent of a Single Life Annuity equal to the lesser of (i) $90,000 (the "Dollar Limitation"), or (ii) 100 percent of the Member's High-3 Year Average Compensation (the "Compensation Limitation"), subject, however, to the following provisions of Section 12.

          12.3 Adjustments to Maximum Benefit. The limitations on the maximum amount of benefits contained in Section 12.2 shall be adjusted as follows:

               (a)  The Dollar Limitation shall be adjusted
annually, for Plan Years beginning after December 31, 1987, for increases in the cost-of-living in accordance with IRS Regulations and, in the case of Members who have separated from Service, the Compensation Limitation shall be adjusted annually for increases in the cost-of-living in accordance with IRS Regulations. As a result of such an adjustment, a benefit which had been limited by the provisions of this Section in a previous Plan Year may be increased with respect to future payments to the least of (i) the adjusted Dollar Limitation amount, (ii) the adjusted Compensation Limitation or (iii) the amount of benefit which would have been payable under the Plan without regard to the provisions of this Section 12.

               (b) In the case of a benefit beginning prior to a Member's "social security retirement age", as defined in Section
415(b)(8) of the Code, but on or after age 62, the Dollar
Limitation applicable to such benefit shall be reduced as follows:

                    (i) If a member's social security retirement age is 65, the Dollar Limitation for benefits commencing on or after age 62 is determined by reducing the Dollar Limitation by 5/9 of one percent for each month by which benefits commence before the month in which the Member attains age 65.

                    (ii)  If a Member's social security
               retirement age is greater than 65, the Dollar Limitation for benefits commencing on or after age 62 is determined by reducing the Dollar Limitation by 5/9 of one percent for each of the first 36 months and 5/12 of one percent for each of the additional months (up to 24 months) by which benefits commence before the month of the Member's social security retirement age.

          The adjustment provided for in the preceding sentence shall be made in such manner as IRS Regulations may prescribe which is consistent with the reduction for old-age insurance benefits commencing before the social security retirement age under the Social Security Act.

               (c) If the annual benefit of a Member commences prior to age 62, the Dollar Limitation shall be the actuarial equivalent of an annual benefit beginning at age 62 reduced for each month by which benefits commence before the month in which the Member attains age 62. A decrease in the Dollar Limitation determined in accordance with this Section 12.3(c) shall not reflect the mortality decrement to the extent that benefits will not be forfeited upon the death of the Member.

               (d) In the case of a benefit beginning after the Member's social security retirement age, the Dollar Limitation shall be adjusted in accordance with IRS Regulations to an amount which is equal to a Straight Life Annuity commencing at the same time, which is the Actuarial Equivalent of a Single Life Annuity equal to the Dollar Limitation commencing at social security retirement age. For the purposes of this Section 12.3, actuarial equivalence shall have the same meaning as described in Section 2.25, except the interest rate assumptions for the purposes of Sections 12.3(b) and (c) shall not be less than the greater of the interest rate assumptions provided in the Plan or five percent, and the interest rate assumption for the purposes of this Section 12.3(d) shall not be greater than the lesser of five percent or the rate specified in the Plan.

               (e) If a Member has fewer than 10 years of Plan participation, the Dollar Limitation shall be multiplied by a fraction, the numerator of which is the number of years (computed to fractional parts of a year) of participation in the Plan, and the denominator of which is 10. If the Member has fewer than 10 Years of Service, the Compensation Limitation shall be multiplied by a fraction, the numerator being the Member's Years of Service (computed to fractional parts of a year) and the denominator of which is 10.

               (f)  In no event shall Section 12.3(e) above
reduce the Dollar Limitation and the Compensation Limitation to an amount less than one-tenth of the applicable limitation (determined without regard to Section 12.3(e)). To the extent provided by IRS Regulations and pronouncements, Section 12.3(e) above shall be applied separately with respect to each change in the benefit structure of the Plan.

          12.4 Inapplicability of Section 12. The limitations contained in Section 12.2 shall not be applicable if (i) the annual benefits subject to Section 12 with respect to the Member do not exceed $10,000 and (ii) the Member has not participated in any defined contribution plan (within the meaning of Section 414(i) of the Code) maintained by the Company; provided, however, that the $10,000 limitation contained in this Section 12.4 shall be reduced in the same manner as the Compensation Limitation is reduced under Section 12.3(d).

          12.5 Limitation Prior to October 3, 1973. In the case of any individual who was a Member prior to October 3, 1973 the benefits to which Section 12 is applicable may not exceed the greater of (i) the limitations contained in either Section 12.2 or Section 12.4, adjusted as described in Section 12.3, or (ii) the smallest of (A) the Actuarial Equivalent of a Single Life Annuity (as described in Section 11.2) equal to 100% of the Member s annual rate of Compensation on October 2, 1973 (or the date of his termination of Service, if earlier), (B) the Actuarial Equivalent of the benefits which would have been provided under the Plan as in effect on October 2, 1973 without taking account of any increases in his annual rate of compensation after such date, or (C) in the case of a Member whose Service terminated prior to October 2, 1973, the Actuarial Equivalent of his nonforfeitable benefits after his termination of Service.

          12.6 Limitation Prior to December 31, 1982. Notwithstanding the foregoing provisions of this Section 12, the maximum limitation on a Member's Retirement Benefits, with respect to any person who was a Member prior to December 31, 1982 and whose Retirement Benefit (determined without regard to any changes in the Plan after July 1, 1982 and without regard to cost-of-living adjustments, if any, occurring after July 1, 1982) as of December 31, 1982, exceeds the limitations set forth in
Section 12.2, shall be such Member's Retirement Benefit as of December 31, 1982; provided that, such Member's Retirement Benefit did not exceed the maximum limitation thereon as of December 31, 1982.

          12.7 Additional Limitations. (a) Notwithstanding the foregoing provisions of this Section 12, and subject to the provisions of Section 12.7(c), if a Member in the Plan also participates or ever participated in any defined contribution plan (as defined in Sections 414(i) and 415(k) of the Code) currently or formerly maintained by the Company or any of its Affiliates, the sum of the Member's "Defined Benefit Fraction" (as defined in Section 12.7(b)(1)) and the Member's "Defined Contribution Fraction" (as defined in Section 12.7(b)(2)) shall not exceed 1.0. If the Plan satisfied the applicable requirements of Section 415 of the Code as in effect for all Limitation Years beginning before January 1, 1987, an amount shall be subtracted from the numerator of the Defined Contribution Fraction (not exceeding such numerator) as prescribed by IRS Regulations so that the sum of the defined benefit plan fraction and defined contribution plan fraction computed under Section 415(e)(1) of the Code does not exceed 1.0 for such Limitation Year. In the event that in any Plan Year the sum of a Member's Defined Benefit Fraction and the Member's Defined Contribution Fraction exceeds 1.0, then the Retirement Benefit payable under the Plan shall be reduced so that the sum of such fractions in respect of that Member will not exceed 1.0.

               (b) For purposes of Section 12.7(a) the following terms shall have the meanings set forth below:

          (1) "Defined Benefit Fraction" shall mean as to any Member for any Plan Year, a fraction, (A) the numerator of which is the projected annual Retirement Benefit the Member is expected to receive under the Plan determined as of the end of the Plan Year and in accordance with the IRS Regulations and (B) the denominator of which is the lesser of (i) the product of 1.25 multiplied by the dollar limitation in effect under clause (i) of Section 12.2 for the Plan Year, or (B) the product of 1.4 multiplied by the amount which may be taken into account under clause (ii) of
     Section 12.2 with respect to the Member for the Plan Year;
     and

          (2) "Defined Contribution Fraction" shall mean, as to any Member for any Plan Year, a fraction, (A) the numerator of which is the sum of the annual additions (as defined in Section 415(c)(2) of the Code) credited to the accounts of the Member under any defined contribution plan (as defined in Sections 414(i) and 415(k) of the Code) maintained by the Company or any of its Affiliates for the Plan Year and for all prior Plan Years, and (B) the denominator of which is the sum of the lesser of the following amounts, determined for such Plan Year and for each prior Year of Service (regardless of whether the Member was a participant in the defined contribution plan during any such prior Year of Service) (i) the product of 1.25 multiplied by the dollar limitation in effect under Section 415(c)(1)(A) of the Code for such year, or (ii) the product of 1.4 multiplied by the amount which may be taken into account under Section 415(c)(1)(B) of the Code with respect to the Member for such year; provided, however, that for years ending prior to January 1, 1976, the numerator of such fraction shall in no event be deemed to exceed the denominator of such fraction; further provided, that the Administrative Committee, in determining the Defined Contribution Fraction, with respect to defined contribution plans in existence on July 1, 1982, for Plan Years ending after December 31, 1982, may elect to use the special transitional rule provided for in Section 415(e)(6) of the Code.

               (c) In the case of a Member with respect to whom the sum of the Defined Benefit Fraction and the Defined Contribution Fraction exceed 1.0 with respect to the last Plan Year beginning before January 1, 1983, an amount, determined in accordance with IRS Regulations, may be subtracted from the numerator of the Defined Contribution Fraction (not exceeding such numerator) so that the sum of such Member's Defined Benefit Fraction and his Defined Contribution Fraction computed under
Section 12.7(b) does not exceed 1.0 for the last Plan Year beginning before January 1, 1983.

          12.8 Maximum Limitations. Notwithstanding the foregoing provisions of this Section 12, the maximum limitation on Retirement Benefits, with respect to any person who is a Member prior to January 1, 1987 and whose Retirement Benefit (determined without regard to any changes in the Plan after May 6, 1986 and without regard to cost of living adjustments occurring after December 31, 1986), exceeds the limitations set forth in Section 12.2, then, for purposes of such section and
Section 415(b) and (e) of the Code, the Dollar Limitation with respect to such Member shall be equal to such Member's accrued Retirement Benefit as of December 31, 1986; provided that such Member's Retirement Benefit did not exceed the maximum limitation as in effect for all Plan Years commencing prior to January 1, 1987.



                 SECTION 13.  DESIGNATION OF BENEFICIARIES

          13.1 Beneficiary Designation. Each Member shall file with the Administrative Committee a written designation of one or more persons as the Beneficiary who, subject to Section 11.5, shall be entitled to receive the amount, if any, payable under the Plan upon his death. Subject to the requirements of Section 11, a Member may from time to time revoke or change his Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Administrative Committee. The last such designation received by the Administrative Committee shall be controlling, provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Administrative Committee prior to the Member's death, and in no event shall it be effective as of a date prior to such receipt. However, if a Member is married, his Beneficiary shall be his spouse unless such spouse has consented in writing to such other designation, on a form supplied by the Administrative Committee and has waived her rights pursuant to Section 11.5 of the Plan.

          13.2 Failure to Designate Beneficiary. If no such Beneficiary designation is in effect at the time of a Member's death, or if no designated Beneficiary survives the Member, the payment of the amount, if any, payable under the Plan upon his death shall be made to the Member's Surviving Spouse, if any, or if the Member has no Surviving Spouse, then the following persons (if then living) in the following order of priority; (i) children, in equal shares, (ii) parents, in equal shares, and
(iii) the Member's estate. If the Administrative Committee is in doubt as to the right of any person to receive such amount, the Administrative Committee may direct the Trustee to retain such amount, without liability for any interest thereon, until the rights thereto are determined, or the Administrative Committee may direct the Trustee to pay such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Plan and the Trust therefor.



                  SECTION 14.  FUNDING AND CONTRIBUTIONS

          14.1 Funding. Subject to the provisions of Sections 16 and 17, the Company shall contribute to the Trust, not less frequently than quarterly during each Plan Year, the amounts recommended by the Actuary to the Administrative Committee as necessary to maintain the Plan on a sound actuarial basis, in accordance with the Act and the Code. The Administrative Committee shall arrange for the establishment and maintenance by the Actuary, or in accordance with his recommendations, of such funding accounts as are required by the Act.

          14.2 Actuarial Assumptions. The Administrative Committee shall adopt and may change from time to time, in accordance with the provisions of the Act and the Code, such actuarial assumptions and methods as are recommended by the Actuary for purposes of actuarial valuations of the Plan. The Actuary shall make an annual actuarial valuation of the Plan and shall estimate the contributions required under Section 14.1 on the basis thereof. At least once in each three year period the Actuary shall make an actuarial study of the mortality, Service and compensation experience of the Members of the Plan and the investment experience and any other relevant experience gains and losses under the Plan, including such calculations as may be necessary to determine whether the Plan is adequately funded, and shall report the results of its study to the Administrative Committee. Prior to termination of the Plan, forfeitures of benefits arising from termination of Service, death or any other reason under the Plan shall not be applied to increase the benefits that any Member would otherwise be entitled to receive under the Plan, but may be anticipated in estimating costs under the Plan and shall be applied to reduce the Company's contributions under the Plan.

          14.3 Trustee. All monies, securities or other property received as contributions under the Plan shall be delivered to the Trustee under the Trust, to be managed, invested, reinvested and distributed in accordance with the Plan, the Trust and any agreement with an insurance company or other financial institution constituting a part of the Plan and the Trust.

          14.4 Expenses. The expenses of administering the Plan including (i) the fees and expenses of any Employee and of the Trustee for the performance of their duties under the Trust,
(ii) the expenses incurred by the members of the Administrative Committee and of the Investment Committee in the performance of their duties under the Plan (including reasonable compensation for any legal counsel, certified public accountants and any agents and cost of services rendered in respect of the Plan), and
(iii) all other proper charges and disbursements of the Trustee or the members of the Administrative Committee and of the Investment Committee (including settlements of claims or legal actions approved by counsel to the Plan) are to be paid out of the Trust unless the Participating Companies pay such expenses directly in such proportions as shall be determined by the Administrative Committee. In estimating costs under the Plan, administrative costs may be anticipated.

          14.5 Return of Contributions. Any contribution made by an Employer because of a mistake of fact shall be returned to the Employer which made such contribution within one year of such contribution. Any contribution made by an Employer that is conditioned upon the contribution's deductibility or the Plan's initial qualification under the Code, and if either the deduction or the initial qualification is denied, such contribution shall be returned to the Employer which made such contribution within one year after the date such deduction or qualification is denied.

                  SECTION 15.  ADMINISTRATION OF THE PLAN

          15.1   Powers and Duties of Administrative Committee.
The Administrative Committee shall have general responsibility and discretionary authority for the administration, establishment and interpretation of the Plan (including, but not limited to, complying with reporting and disclosure requirements, establishing and maintaining Plan records, adopting amendments to the Plan as described in Section 17.1, deciding all questions arising in connection with the Plan, including eligibility, benefit payments, vesting and factual questions). The
Administrative Committee shall engage the Actuary and such certified public accountants, who may be accountants for the Company, as it shall require or may deem advisable for purposes of the Plan. The Administrative Committee shall have sole discretionary authority to determine, a Member's or Beneficiary's benefit eligibility. The Administrative Committee shall communicate any requirements and objectives of the Plan, and any audit information which may be pertinent to the investment of Plan assets to the Investment Committee, which shall establish investment standards and policies and communicate the same to the Trustee (or other funding agencies under the Plan). The
Administrative Committee shall have no responsibility for the investment of assets under the Plan and the Trust.

          15.2 Powers and Duties of Investment Committee. The Investment Committee shall periodically review the investment performance and methods of the Trustee and any other funding agency, including any insurance company, under the Plan and may appoint and remove or change the Trustee and any such funding agency. The Investment Committee shall have the power to appoint or remove one or more Investment Managers and to delegate to such Investment Manager authority and discretion to manage (including the power to acquire and dispose of) the assets of the Plan, or any portion thereof, provided that (i) each Investment Manager with such authority and discretion shall be either a bank, an insurance company or a registered investment adviser under the Investment Advisers Act of 1940, and shall acknowledge in writing that it is a fiduciary with respect to the Plan and (ii) the Investment Committee shall periodically review the investment performance and methods of each Investment Manager with such authority and discretion. The Administrative Committee shall communicate any requirements and objectives of the Plan (including any interest rate or other actuarial assumptions) which may be pertinent to the investment of Plan assets, to the Investment Committee which shall establish investment standards and policies incorporating such requirements and objectives and communicate the same to the Trustee (or other funding agencies under the Plan). If annuities are to be purchased under the Plan, the Investment Committee shall determine what contracts should be made available to terminated Members or purchased by the Trust.

          15.3 Agents; Reports to Board of Directors. The Administrative Committee and the Investment Committee may arrange for the engagement of legal counsel, who may be counsel for the Company, and make use of such agents and clerical or other personnel as they each shall require or may deem advisable for purposes of the Plan. The Committees may rely upon the written opinion of such counsel and the Actuary and accountants engaged by the Administrative Committee and may delegate to any agent or to any sub-committee or member of such Committee its authority to perform any act hereunder, including, without limitation, those matters involving the exercise of discretion (including the appointment of an Investment Manager), provided that such delegation shall be subject to revocation at any time at the discretion of the Committee. The Committees shall report to the Board of Directors, or to a committee of the Board of Directors designated for that purpose, no less frequently than at each annual meeting as shall be specified by the Board of Directors, or such committee with respect to the Board of Directors with regard to the matters for which it is responsible under the Plan.

          15.4 Structure of Committees. The Administrative Committee and the Investment Committee shall consist of at least three members, each of whom shall be appointed by, shall remain in office at the will of, and may be removed, with or without cause, by the Board of Directors. Any member of either of said Committees may resign at any time. No member of either of said Committees shall be entitled to act on or decide any matter relating solely to himself or any of his rights or benefits under the Plan. The members of the Administrative Committee and of the Investment Committee shall not receive any special compensation for serving in their capacities as members of such Committees but shall be reimbursed for any reasonable expenses incurred in connection therewith. Except as otherwise required by the Act, no bond or other security need be required of the Administrative Committee or the Investment Committee or any member thereof in any jurisdiction. Any person may serve on both Committees, and any member of either Committee, any sub-committee or agent to whom either Committee delegates any authority, and any other person or group of persons, may serve in more than one fiduciary capacity (including service both as a trustee and administrator) with respect to the Plan.

          15.5 Adoption of Procedures of Committee. Each Committee shall elect or designate its own Chairman, establish its own procedures and the time and place for its meetings, and provide for the keeping of minutes of all meetings. A majority of the members of a Committee shall constitute a quorum for the transaction of business at a meeting of such Committee. Any action of a Committee may be taken upon the affirmative vote of a majority of the members of such Committee at a meeting or, at the direction of its Chairman, without a meeting by mail, telegraph, telex, telecopier or telephone, provided that all of the members of such Committee are informed by mail, telegraph, telex, telecopier or telephone, of their right to vote on the proposal and of the outcome of the vote thereon.

          15.6 Demands for Money. All demands for money of the Plan shall be signed by an officer or officers or such other person or persons as the Administrative Committee may from time to time designate in writing who shall cause to be kept full and accurate accounts of receipts and disbursements of the Plan, shall cause to be deposited all funds of the Plan to the name and credit of the Plan, in such depositories as may be designated by the Investment Committee, shall cause to be disbursed the monies and funds of the Plan when so authorized by the Administrative Committee and shall generally perform such other duties as may be assigned to him from time to time by either such Committee.

          15.7 Trust Agreement; Powers and Duties of Trustee; Trust Fund. The Company has entered into the Trust Agreement with the Trustee providing for the administration and management of the Trust Fund. The Trustee shall have responsibility under the Plan for the management and control of the assets of the Plan but shall have no discretionary responsibility for the investment and management of such assets unless, and if so, only to the extent that the Trustee has been appointed an investment adviser pursuant to Section 15.2. All benefits and other amounts payable hereunder shall be paid exclusively from the Trust Fund, and neither the Company, any Affiliate, any Trustee, nor any director, officer, Employee or agent of the Company assumes any responsibility or liability therefor. The Trust Fund may be commingled for investment purposes with like separate trust funds of any other plans and trusts of the Company or any Affiliate which meet the requirements of Sections 401(a) and 501(a) of the Code.

          15.8 Hold Harmless; Indemnification. Each Member, each Beneficiary or each other person who shall claim the right to any payment under the Plan shall look exclusively to the Trust Fund therefor and shall not have any right or claim therefor against the Company, any Participating Company, any Trustee, or any director, officer, Employee or agent of the Company. Except as otherwise required by the Act, neither the Company, nor any member of the Administrative Committee or the Investment Committee, any director, officer, Employee or agent of the Company shall be required to inquire into or be responsible for any act or failure to act of any Trustee or any Member. To the maximum extent permitted by the Act and applicable state law, each Trustee, each member of the Administrative Committee and the Investment Committee, each director and officer of the Company, any Participating Company and each Employee who performs service on behalf of the Plan or the Trust, shall be indemnified and saved harmless by the Company and by the Participating Company out of their own assets (including the proceeds of any insurance policy the premiums of which are paid by the Company) from and against any and all losses, costs and expense (including any amounts paid in settlement of a claim with the Company's or Administrative Committee's approval) to which any of them may be subjected by reason of any act done or omitted to be done in good faith in their official capacities with respect to the Plan or the Trust Agreement, including all expenses reasonably incurred in their defense.

          15.9 Claims for Benefits. (a) All claims for benefits under the Plan shall be submitted to, and within a reasonable period of time decided by, a person or persons designated in writing by the Administrative Committee. If the claim is wholly or partially denied, written notice of the denial shall be furnished within 90 days after receipt of the claim; provided that, if special circumstances require an extension of time for processing the claim, an additional 90 days from the end of the initial period shall be allowed for processing the claim, in which event the claimant shall be furnished with a written notice of the extension prior to the termination of the initial 90 day period indicating the special circumstances requiring an extension. The written notice denying the claim shall set forth the reasons for the denial, including specific reference to pertinent provisions of the Plan on which the denial is based, a description of any additional information necessary to perfect the claim and information regarding review of the claim and its denial.

               (b) A claimant may review all pertinent documents and may request a review by the Administrative Committee of such a decision denying the claim. Such a request shall be made in writing and filed with the Administrative Committee within 60 days after delivery to the claimant of written notice of the decision. Such written request for review shall contain all additional information which the claimant wishes the Administrative Committee to consider. The Administrative Committee may hold a hearing or conduct any independent investigation, and the decision on review shall be made as soon as possible after the Administrative Committee's receipt of the request for review. Written notice of the decision on review shall be furnished to the claimant within 60 days after receipt by the Administrative Committee of a request for review, unless special circumstances require an extension of time for processing, in which event an additional 60 days shall be allowed for review and the claimant shall be so notified in writing. Written notice of the decision on review shall include specific reasons for the decision. For all purposes under the Plan, such decisions on claims (where no review is requested) and decisions on review (where review is requested) shall be final, binding and conclusive on all interested persons as to participation and benefits eligibility, the amount of benefits and as to any other matter of fact or interpretation relating to the Plan.

          15.10 Communications. Any notice, election, application, instruction, designation or other form of communication required to be given or submitted by any Member, other Employee or Beneficiary shall be in such form as is prescribed from time to time by the Administrative Committee or Investment Committee, sent by first class mail or delivered in person, and shall be deemed to be duly given only upon actual receipt thereof by such Committee. Any notice, statement, report and other communication from the Company or either Committee to any Member, other Employee or Beneficiary required or permitted by the Plan shall be deemed to have been duly given when delivered to such person or mailed by first class mail to such person at his address last appearing on the records of the Company or the Committee. Each person entitled to receive a payment under the Plan shall file in accordance herewith his complete mailing address and each change therein. A check or communication mailed to any person at his address on file with the Company or the appropriate Committee shall be deemed to have been received by such person for all purposes of the Plan, and no Employee or agent of the Company, of a Participating Company or member of the Administrative Committee or the Investment Committee shall be obliged to search for or ascertain the location of any such person except as required by the Act. If the Administrative Committee shall be in doubt as to whether payments are being received by the person entitled thereto, it may, by registered mail addressed to such person at his address last known to the Administrative Committee notify such person that all future payments will be withheld until such person submits to the Administrative Committee his proper mailing address and such other information as the Administrative Committee may reasonably request.

          15.11 Agent for Service of Process. The agent for the service of legal process of the Plan shall be the Secretary of the Company or such other person as may from time to time be designated by the Board of Directors.

          15.12 Specific Powers and Duties. The Administrative Committee and the Investment Committee each shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under the Plan or the Trust as such plan or Trust may be amended from time to time. It is intended that each Committee shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations and shall not be responsible for any act or failure to act on the part of the other Committee or of another fiduciary.


      SECTION 16.  TERMINATION OF PARTICIPATING COMPANY PARTICIPATION

          16.1   Termination of Participating Company
Participation. Any Participating Company may terminate its participation in the Plan by giving the Administrative Committee prior written notice specifying a termination date which shall be the last day of a month at least 60 days subsequent to the date such notice is received by the Administrative Committee. The Administrative Committee may terminate any Participating Company's participation in the Plan, as of any termination date specified by the Administrative Committee, for the failure of the Participating Company to make proper contributions or to comply with any other provision of the Plan. In the event of any such termination, the Administrative Committee shall promptly notify the IRS and request such determination as counsel to the Plan may recommend and as the Administrative Committee may deem desirable.

          16.2 Rights of Former Members. To the maximum extent permitted by the Act, any rights of Members no longer employed by the Participating Company, former Member's and their Beneficiaries, Surviving Spouses and other eligible survivors under the Plan shall be unaffected by a termination of the Plan as to any Participating Company. Subject to the provisions of Section
17.8, the benefits provided under the Plan with respect to each member who is employed by such Participating Company as of the termination date will be paid or forfeited in accordance with the Plan as if such termination had not occurred except that the Administrative Committee may direct the Trustee to segregate such portion of the assets of the Trust (the "Distributable Reserve") as the Actuary shall determine to be properly allocable in accordance with the Act to the Members who are Employees of such Participating Company and direct the Trustee to apply the Distributable Reserve for the benefit of the Participants employed by the Participating Company as of the termination date in such matter as the Administrative Committee shall determine including, without limitation, payment to such Members in lump cash sums, cash installments, or the purchase of immediate or deferred annuities, a transfer to a successor employee benefit plan which is qualifie3d under Section 401(a) of the Code, or any combination thereof; provided, however, that in the event of any transfer of assets to a successor employee benefit plan the provisions of Section 16.3 will apply. Any such payments or transfers of the Distributable Reserve shall constitute a complete discharge of all liabilities under the Plan with respect to such Participating Company's participation in the Plan and any Member then employed by such Participating Company. To the maximum extent permitted by the Act, the termination of the Plan as to any Participating Company shall not in any way affect any other Participating Company's participation in the Plan.

          16.3 Transfer to Successor Plan. No transfer of the Plan's assets and liabilities to a successor employee benefit plan (whether by merger or consolidation with such successor plan or otherwise) shall be made unless each Member would, if either the Plan or such successor plan then terminated, receive a benefit immediately after such transfer which (after taking account of any distributions or payments to them as part of the same transaction) is equal to or greater than the benefit he would have been entitled to receive immediately before such transfer if the Plan had then been terminated. The Administrative Committee or the Investment Committee or both of the Committees may also request appropriate indemnification from the employer or employers maintaining such successor plan before making such a transfer.



      SECTION 17.  AMENDMENT OR TERMINATION OF THE PLAN AND THE TRUST

          17.1   Right to Amend, Suspend or Terminate Plan.

               (a) Subject to the provisions of Section 17.1(b), the Board of Directors reserves the right at any time, by majority consent in writing or by a meeting, to amend, suspend or terminate the Plan, any contributions thereunder, the Trust or any contract issued by an insurance carrier forming a part of the Plan, in whole or in part and for any reason and without the consent of any Participating Company, Member, other Employee Beneficiary or Surviving Spouse. Each Participating Company by its adoption of the Plan shall be deemed to have delegated this authority to the Board of Directors and the Administrative Committee.

               (b) The Administrative Committee may adopt amendments, by majority consent in writing or by a meeting, which may be necessary or appropriate to facilitate the administration, management, or interpretation of the Plan or to conform the Plan thereto, or to qualify or maintain the Plan and the Trust as a plan and trust meeting the requirements of Sections 401(a) and 501(a) of the Code or any other applicable section of law (including the Act) and the Regulations, provided that any such amendment does not materially increase the cost to the Employer of maintaining the Plan.

               (c) No amendment or modification shall be made which would retroactively impair any right to any benefit under the Plan which any Member, Beneficiary or Surviving Spouse would otherwise have had at the date of such amendment by reason of the contributions theretofore made, except as provided in Section
17.2 below, or (ii) make it possible for any part of the funds of the Plan (other than such part as is required to pay taxes, if any, and administrative expenses as provided in Section 13.4) to be used for or diverted to any purposes other than for the exclusive benefit of Members and their Beneficiaries and Surviving Spouses under the Plan prior to the satisfaction of all liabilities with respect thereto.

          17.2   Retroactivity.  Subject to the provisions of
Section 17.1, any amendment, modification, suspension or termination of any provisions of the Plan may be made retroactively if necessary or appropriate to qualify or maintain the Plan, the Trust and any contract with an insurance company which may form a part of the Plan as a plan and trust meeting the requirements of Sections 401(a) and 501(a) of the Code or any other applicable section of law (including the Act) and the Regulations issued thereunder.

          17.3 Notices. Notice of any amendment, modification, suspension or termination of the Plan shall be given by the Board of Directors or the Administrative Committee, whichever adopts the amendment to the other and to the Trustee, and all Participating Companies and, where and to the extent required by law, to Members and other interested parties.

          17.4 Termination. Upon termination of the Plan, no amount shall thereafter be payable under the Plan to or in respect of any Member except as provided in this Section 17. To the maximum extent permitted by the Act, transfers, distributions or other disposition of the assets of the Plan as provided in this Section 17 shall constitute a complete discharge of all liabilities under the Plan. The Administrative and Investment Committees shall remain in existence and all of the provisions of the Plan which in the opinion of the Administrative Committee are necessary for the execution of the Plan and the administration and distribution transfer or other disposition of the assets of the Plan in accordance with this Section 17.4 shall remain in force.

          17.5 Not a Title IV Termination. If the termination of the Plan does not constitute a plan termination for purposes of Title IV of the Act, the assets of the Plan shall be applied for the benefit of Members, former Members, Beneficiaries and Surviving Spouses in such manner as the Administrative Committee shall determine; provided, however, that in the event of any transfer of assets to a successor employee benefit plan the provisions of Section 16.3 will apply.

          17.6 Title IV Termination. (a) If the termination of the Plan does constitute a plan termination for purposes of Title IV of the Act, then the rights of all Members to their Retirement Benefits accrued to the date of such termination shall thereupon be nonforfeitable, but only to the extent that such Retirement Benefits have then been funded by contributions made prior to such termination and that such funds are available to provide such Retirement Benefits upon the allocations hereinafter provided in this Section 17.6.

               (b) Upon receipt by the Administrative Committee of all necessary PBGC regulatory approvals with respect to the sufficiency of the assets of the Plan to discharge when due all obligations thereunder with respect to benefits which are guaranteed by the PBGC under Title IV of the Act, the assets of the Plan which remain after reservation of an amount sufficient to pay all expenses of final administration shall be allocated, to the extent sufficient, in the following order of priority:

          (i) To provide for the benefits payable under Section 11 of the Plan or, if the Plan existed on December 31, 1975, the corresponding Section or Sections of the Plan as in effect on December 31, 1975, to or in respect of Members who retired or died, who could have retired, or who, having terminated Service, either began receiving payments of such benefits or could have begun receiving such payments if they had not elected to defer commencement of such payments, at least three years prior to the termination date, determined in each case on the basis of the provisions of the Plan at any time during the five year period ending on the termination date when such benefits were or would have been the lowest and without regard to any increases in such benefits which accrued less than three years prior to the termination date; then

         (ii) To provide all other benefits under the Plan which are guaranteed by the PBGC under Title IV of the Act, or which would be guaranteed if Sections 4022(B)(a) and 4022(b)(5) of the Act were not applicable, but which have not been allocated under
(i) above; then

        (iii) To provide all other benefits which had become nonforfeitable under the Plan prior to the termination date but which have not been allocated under (i) or (ii) above; then

         (iv) To provide all other benefits which had accrued under the Plan prior to the termination date but which have not been allocated under (i), (ii) or (iii) above; then

          (v) Any surplus assets of the Plan remaining after the payment of all expenses of final administration and after the satisfaction of all liabilities accrued to the termination date with respect to Members, former Members, Beneficiaries and Surviving Spouses under the Plan shall revert to the Company.

               (c) The foregoing allocations shall be made by the Administrative Committee in accordance with determinations made pursuant to the Labor Department Regulations. If the balance remaining for allocation under any of the foregoing Sections 17.6(b)(i), (ii), (iii), (iv) or (v) is insufficient to provide in full the allocations under such Section, allocations to individuals under such Section shall be reduced pro rata (except that, under Section 17.6(b)(iii) only, such balance shall first be allocated to provide the benefits described therein determined on the basis of the provisions of the Plan which were in effect at the beginning of the five year period ending on the termination date and then, if the balance remaining for allocation is sufficient, to provide the benefits described therein which result from each successive amendment to the Plan during such five year period until the first such amendment as to which such balance is insufficient before reducing such allocation pro rata) and no allocations shall be made under a subsequent Section. The assets of the Plan allocated in accordance with Sections 17.6(b)(i), (ii), (iii) and (iv) above shall be distributed in such manner as the Administrative Committee shall determine, including without limitation, lump sum cash payments, cash installments, the purchase of immediate or deferred annuities or any combination of the foregoing as the PBGC and, if applicable, the IRS, may approve.

          17.7 Asset Allocation by Court. Notwithstanding the provisions of Section 17.6, if the PBGC notifies the Administrative Committee that it is unable to determine whether the assets of the Plan are sufficient (or that such assets are insufficient) to discharge when due all obligations thereunder with respect to benefits which are guaranteed by the PBGC under Title IV of the Act, then the assets of the Plan shall be allocated and distributed only as a court having competent jurisdiction over the Plan and the Trust, or a trustee appointed by such court, shall direct or permit.

          17.8 Partial Termination. In the event of a partial termination (within the meaning of the Act) of the Plan has occurred then (i) the rights of all Members affected thereby to their Accrued Benefits accrued to the date of such partial termination shall thereupon be nonforfeitable, but only to the extent that such Accrued Benefits have then been funded by such portion of the assets of the Trust as are determined to be properly allocable to such Members and that such portion of assets is available to provide such Retirement Benefits upon the allocations provided in Section 17.6, and (ii) the provisions of Sections 16.3, 17.2, 17.3, 17.4 and 17.7 which in the opinion of the Administrative Committee are necessary for the execution of the Plan and the allocation and distribution of the assets of the Plan shall apply. If a partial termination of the Plan has occurred as to any Participating Company, then to the maximum extent permitted by the Act, only the Participating Company as to which the partial termination of the Plan has occurred shall be liable to the PBGC for any insufficiency of assets.



                     SECTION 18.  TOP HEAVY PROVISIONS

          18.1 Top Heavy Plan. The Plan will be considered a Top Heavy Plan for any Plan Year if it is determined to be a Top Heavy Plan as of the last day of the preceding Plan Year (or, with respect to the first Plan Year, the last day of such Plan
Year). For purposes of determining whether the Plan is a Top Heavy Plan, when appropriate, actuarial assumptions which reflect reasonable mortality experience and a reasonable interest rate that uniformly applies for accrual purposes under all plans maintained by the Company and its Affiliates shall be used. Such actuarial assumptions shall be the same assumptions used to determine benefits under Section 11. The present value of a Member's Accrued Benefit shall be determined as of the last Valuation Date used for computing Plan costs for minimum funding purposes which occurs within the Plan Year in which the determination is being made, and shall include amounts distributed to or on behalf of the Member within the four preceding Plan Years. Notwithstanding any other provisions of the Plan, the provisions of this Section 18 shall apply and supersede all other provisions of the Plan during each Plan Year with respect to which the Plan is determined to be a Top Heavy Plan.

          18.2   Definition for Section 18.  For purposes of this
Section 18 and as otherwise used in the Plan, the following terms shall have the meanings set forth below:

               (a) "Determination Date" means the last day of the preceding Plan Year or the last day of the first Plan Year.

               (b)  "Key Employee" means

                    (i) each person (and his Beneficiary) who at any time during the five Plan Years ending on the Determination
Date:

                         (A)  was an officer of the Company or an
Affiliate having an annual Salary greater than 50% of the amount in effect under Section 415(b)(1)(A) of the Code for any such Plan Year;

                         (B)  was one of the 10 Employees owning
the largest interest of the Company and its Affiliates but only if he received Salary equal to or greater than the dollar amount applied for purposes of Section 415(c)(1)(A) of the Code for the calendar year ending coincident with or immediately after the Determination Date;

                         (C)  owned at least five percent of an
Employer's outstanding shares of stock or at least five percent of the total combined voting power of an Employer's shares of stock; or

                         (D)  owned at least one percent of an
Employer's shares of stock or at least one percent of the total combined voting power of an Employer's shares of stock, and whose annual Salary from the Employer exceeds $150,000.

                    (ii) The following special rules apply to this definition:

                         (A)  No more than 50 officers, or, if
less, the greater of three or 10% of all Employees will be Key Employees under Section 18.2(b)(i)(A). If there are more officers than are counted under the preceding sentence, only those who had the highest aggregate Salary, during the five Plan Years ending on the Determination Date will be considered Key Employees.

                         (B)  A person is an officer only if he
is in regular and continued service as an administrative executive of the Company or a Participating Company.

                         (C)  No person will be a Key Employee
under more than one paragraph of this definition unless he also is a Beneficiary of a deceased Key Employee.

                         (D)  A person will be treated as owning
all shares of stock which he owns directly or constructively by application Section 318 of the Code.

                         (E)  For purposes of determining whether
a person is a one percent or five percent owner of the Company or any Affiliate, his ownership interest in any entity related to the Company solely by reason of Sections 414(b), (c) and (m) of the Code shall be disregarded.

                         (F)  For purposes of determining whether
a person receives an annual Salary of more than $150,000, Salary received from each Employer required to be aggregated under Sections 414(b), (c) and (m) of the Code shall be taken into account.

               (c) "Non-Key Employee" means (i) any Employee who is not a Key Employee, or (ii) a Beneficiary of a Non-Key
Employee.

               (d) "Permissive Aggregation Group" means all qualified employee pension benefit plans in the Required Aggregation Group and any qualified employee pension benefit plans sponsored by the Company or an Affiliate which are not part of the Required Aggregation Group, but which satisfy the requirements of Sections 401(a)(4) and 410 of the Code when considered together with the Required Aggregation Group and which the Company elects to have included in the Permissive Aggregation Group.

               (e) "Required Aggregation Group" means the Plan and any other qualified employee pension benefit plan that was sponsored during the five year period ending on the applicable Determination Date by the Company or an Affiliate (i) in which a Key Employee participates or (ii) which enables the Plan to meet the requirements of Sections 401(a)(4) or 410 of the Code.

               (f)  "Top Heavy Group" means all qualified
employee pension benefit plans of the Company and its Affiliates in the Required Aggregation Group and any other qualified employee benefit plan of the Company and its Affiliates which the Company elects to aggregate as part of a Permissive Aggregation Group if, on any Determination Date, the Value of the cumulative annual accrued benefits for Key Employees under all defined benefit plans and the aggregate Value of all Key Employees' accounts under all defined contribution plans exceed 60% of a similar sum determined for all Employees. For purposes of this computation, the account balances and cumulative annual accrued benefits of a Member (i) who is a Non-Key Employee but who was a Key Employee in a prior Plan Year, or (ii) who has not been credited with at least one Hour of Service with any Employer at any time during the five year period ending on the Determination Date will be disregarded. If the aggregated plans do not have the same Determination Date, this test will be made using the Value calculated as of each plan's Determination Date occurring during the same Plan Year.

               (g) "Top Heavy Plan" means the Plan if, on any Determination Date, the present Value of the cumulative accrued benefits under the Plan for Key Employees exceeds 60% of the Value of the cumulative accrued benefits under the Plan for all Employees. For purposes of the comparison, the cumulative accrued benefits of all Non-Key Employees who were, but no longer are, Key Employees will be disregarded. The Plan is Super Top Heavy if it would be a Top Heavy Plan if 90% were substituted for 60% wherever it appears in the definition of Top Heavy Plan and Top Heavy Group.

               (h) "Top Heavy Plan Year" means any Plan Year during which the Plan is Top Heavy or part of a Top Heavy Group.

               (i)  "Value" means:

                    (i)  for all defined benefit plans, the
present value calculated as provided in those plans; and

                    (ii) for all defined contribution plans, the
fair market value of each Member's account (including amounts attributable to voluntary employee contributions from a qualified employee pension benefit plan sponsored by the Company or an Affiliate) determined as of the most recent Determination Date increased by:

                         (A)  distributions made during the five
Plan Years ending on the Determination Date (except distributions already included in determining the Value of the accounts and distributions made during the five Plan Years preceding the Determination Date under a terminated plan which, if it had not been terminated, would have been required to be included in the Required Aggregation Group); and

                         (B)  all rollover contributions
distributed from the plans to a qualified employee benefit plan not sponsored by the Company or an Affiliate, and decreased by;

                         (C)  any deductible employee
contributions; and

                         (D)  rollover contributions received by
the plans from a qualified employee benefit plan not sponsored by the Company or an Affiliate; and

                         (E)  rollover contributions distributed
from the Plan to a qualified employee pension benefit plan sponsored by the Company or an Affiliate.

          18.3 Minimum Vesting. (a) If a Plan is a Top Heavy Plan with respect to any Plan Year, the nonforfeitable percentage of the Accrued Benefit derived from Company contributions of each Member who is credited with at least one Hour of Service on or after the date the Plan becomes Top Heavy shall not be less than the amount determined in accordance with the following vesting schedule:

      Years of Service                        Percentage

      Less than 2 years                             0%
      2 years but less than 3 years                20%
      3 years but less than 4 years                40%
      4 years but less than 5 years                60%
      5 years but less than 6 years                80%
      6 or more                                   100%

               (b)  In the event the vesting provisions of
Section 8.1 are amended, or changed on account of the Plan becoming or ceasing to be a Top Heavy Plan, any Member who has completed at least three Years of Service may elect to have the amount of his nonforfeitable right to his Retirement Benefit computed under the Plan without regard to such amendment or change by notifying the Administrative Committee in writing within the election period hereinafter described. The election period shall begin on the date such amendment is adopted or the date such change is effective, as the case may be, and shall end no earlier than the latest of the following dates: (i) the date which is 60 days after the day such amendment is adopted; or (ii) the date which is 60 days after the day such amendment or change becomes effective; or (iii) the date which is 60 days after the day the Member is given written notice of such amendment or change by the Administrative Committee. Any election made pursuant to this Section 18.3(b) shall be irrevocable.

          18.4 Minimum Benefits. (a) Subject to the provisions of Section 18.5, if the Plan is a Top Heavy Plan at any point in time, the Accrued Benefit derived from the Company's contributions for each Member who has completed a Year of Service regardless of whether he is employed by the Employer on the last day of the Plan Year and who is a Non-Key Employee shall not, regardless of the Member's Salary, at such point, be less than such Member's Average Compensation, multiplied by the lesser of
(i) two percent multiplied by the number of Years of Service or
(ii) 20%. For purposes of the preceding sentence, Years of Service shall not include any Year of Service credited with respect to Plan Years which began prior to January 1, 1984, or any other Year of Service credited with respect to a Plan Year during which the Plan was not a Top Heavy Plan.

               (b) For purposes of this Section 18.4, "Average Compensation" shall mean the average of a Member's Salary (or to the extent required by the Code or Section 1.415-2(d) of the IRS Regulations) for the period of five consecutive years (or, if the Member does not have five consecutive years, his actual number of consecutive years) during which the Member had the greatest
Salary (or to the extent required by the Code or Section 1.415-2(d) of the IRS Regulations).

          18.5 Limitations on Benefits. (a) For each Plan Year that the Plan is a Top Heavy Plan, 1.0 shall be substituted for 1.25 as the multiplicand of the dollar limitation in determining the denominator of the defined benefit plan fraction and of the defined contribution plan fraction for purposes of
Section 12.

               (b) If, after substituting 90% for 60% wherever the latter appears in Section 416(g) of the Code, the Plan is not determined to be a Top Heavy Plan then the provisions of Section 18.5(a) shall not be applicable if the Accrued Benefit of any Member who is a Non-Key Employee is determined in accordance with
Section 18.4(a) by substituting "three percent" for "two percent" in Section 18.4(a) and increasing "20%" in Section 18.4(a) by one for each Plan Year described in the last sentence of Section 18.4(a), but not beyond "30%".

          18.6 Other Plans. If, with respect to a Non-Key Employee who benefits in a Plan Year under both a defined contribution and defined benefit plan which are Top Heavy Plans maintained by the Employer, a top heavy minimum benefit is not provided for such Plan Year under both plans, then such determination for such Plan Year shall be made in conformity with the comparability analysis described in Q&A M-12 of Section 1.416-1 of the IRS Regulations. Such analysis shall be modified, where a factor of 1.25 is utilized for such Plan Year in connection with the satisfaction of the limitations set forth in
Section 415(e) of the Code, in accordance with the last sentence of Q&A M-14 of Section 1.416-1 of the IRS Regulations.



               SECTION 19.  LIMITATIONS ON DISTRIBUTIONS TO
                            CERTAIN HIGHLY PAID EMPLOYEES

          19.1 Limitations of Section 19. In order to qualify the Plan and the Trust as a qualified plan and trust under the Code the benefits to be provided to certain Members will be subject to the limitations set forth in this Section 19.

          19.2 Application of Section 19. The provisions of this Section 19.2, and Sections 19.3, 19.5 and 19.6 shall apply for Plan Years prior to January 1, 1994, to any Member who on any "Commencement Date" is one of the 25 highest paid employees of the Employer and whose anticipated annual benefit under the Plan, commencing at his Normal Retirement Date, provided by contributions of the Employer will be in excess of $1,500 annually. Commencement Date for purposes of this Section 19 shall mean the Effective Date of the Plan or any subsequent amendment to the Plan which increases the benefits of the Plan.

          19.3 Limitation on Benefits. Notwithstanding any other provision of the Plan, if during the first 10 years following a Commencement Date, the Plan is terminated or benefits become payable to a Member described in Section 19.2 above during such 10 year period, the amount of contributions (or funds attributable thereto) by the Employer which may be applied for the benefit of any such Member shall be limited so that such amount so applied under the Plan shall not exceed the largest of:

               (a)  The Employer's contributions (or funds
attributable thereto) which would have been applied to provide benefits for the Member if the Plan, as in effect on the day immediately preceding the Commencement Date, had been continued without change;

               (b)  $20,000;

               (c) The sum of (i) the Employer's contributions (or funds attributable thereto) which would have been applied to provide benefits for the Member if the Plan had been terminated on the day immediately preceding such Commencement Date, plus
(ii) an amount computed by multiplying the smaller of $10,000 or 20% of the Member's average annual Salary during his last five Years of Service by the number of years since such Commencement Date;

               (d) if the Plan is subject to Section 4021(a) of the Act and if the Member is a "substantial owner" (as defined in Section 4022(b)(5) of the Act), the present value of the benefit guaranteed for such Member under Section 4022 of the Act (or which would have been guaranteed under such section if the Plan had terminated on the date payment of the Retirement Benefit commenced); or

               (e) if the Plan is subject to Section 4021(a) of the Act and if the Member is not a substantial owner the present value of the maximum benefit guaranteed under Section 4022(b)(3)(B) of the Act (or which would have been guaranteed under such section if the Plan had terminated on the date payment of his Retirement Benefit commenced) without regard to any other limitation imposed by Section 4022 of the Act.

          19.4 Unrestricted Benefits. The limitations established under this Section 19 shall not restrict either the payment of any monthly benefit due prior to the termination of the Plan, or the payment of benefits to a Member's Surviving Spouse under the Plan at any time if such payment shall have commenced prior to the date of such termination. If the foregoing limitations would otherwise become applicable the Administrative Committee may, if it so elects, nevertheless pay full benefits to or in respect of any Member who executes an agreement with the Trustee, in form and in substance satisfactory to the Administrative Committee, which is adequately secured and which guarantees the repayment of any payment subject to such limitations.

          19.5 Use of Reserves Resulting from Limitations. Any additional reserves arising by the application of the foregoing limitations shall be used and applied for the benefit of the other Members and their Beneficiaries and Surviving Spouses under the Plan; provided, however, that if sufficient funds are available to provide in full for the benefits accrued for all such other Members and their Beneficiaries and Surviving Spouses under the Plan, then such additional reserves shall be used, to the extent available, to provide the benefits under the Plan of the Members whose benefits would otherwise have been restricted by operation of this Section 19.



          SECTION 20.  GENERAL LIMITATIONS AND PROVISIONS

          20.1 No Right to Continued Employment. Nothing contained in the Plan shall give any Employee the right to be retained in the employment of the Company, any Participating Company or any of its subsidiaries or affiliated or associated corporations or affect the right of any such Employer to dismiss any Employee. The adoption and maintenance of the Plan shall not constitute a contract between the Employer and any Employee or consideration for, or an inducement to or condition of, the employment of any Employee.

          20.2 Trust is Sole Source of Benefits. The Trust shall be the sole source of benefits under the Plan and, except as otherwise required by the Act, the Employer, the Administrative Committee, and the Investment Committee, assume no liability or responsibility for payment of such benefits, and each Member, Surviving Spouse, Beneficiary or other person who shall claim the right to any payment under the Plan shall be entitled to look only to the Trust for such payment and shall not have any right, claim or demand therefor against the Employer, or the Administrative Committee or the Investment Committee or any member thereof or any Employee or director of the Employer.

          20.3   Payment on Behalf of Payee.  If the
Administrative Committee shall find that any person to whom any amount is payable under the Plan is found by a court of competent jurisdiction to be unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due him or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Administrative Committee so elects, be paid to his spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Administrative Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Plan and the Trust therefor.

          20.4 No Alienation. Except insofar as may otherwise be required by law or pursuant to the terms of a Qualified Domestic Relations Order, no amount payable at any time under the Plan and the Trust shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind nor in any manner be subject to the debts or liabilities of any person and any attempt to so alienate or subject any such amount, whether presently or thereafter payable, shall be void. If any person shall attempt to, or shall, alienate, sell, transfer, assign, pledge, attach, charge or otherwise encumber any amount payable under the Plan and Trust, or any part thereof, or if by reason of his bankruptcy or other event happening at any such time such amount would be made subject to his debts or liabilities or would otherwise not be enjoyed by him, then the Administrative Committee, if it so elects, may direct that such amount be withheld and that the same or any part thereof be paid or applied to or for the benefit of such person, his spouse, children or other dependents, or any of them, in such manner and proportion as the Administrative Committee may deem proper.

          20.5 Missing Payee. If the Administrative Committee cannot ascertain the whereabouts of any person to whom a payment is due under the Plan, and if, after five years from the date such payment is due, a notice of such payment due is mailed to the last known address of such person, as shown on the records of the Administrative Committee or the Employer, and within three months after such mailing such person has not made written claim therefor, the Administrative Committee, if it so elects, after receiving advice from counsel to the Plan, may direct that such payment and all remaining payments otherwise due to such person be canceled on the records of the Plan and the amount thereof applied to reduce the contributions of the Participating Company, that had employed the Member, and upon such cancellation, the Plan and the Trust shall have no further liability therefor, except that, in the event such person later notifies the Administrative Committee of his whereabouts and requests the payment or payments due to him under the Plan, the amount so applied shall be paid to him as provided in Section 11.

          20.6 Subject to Trust Agreement. Any and all rights or benefits accruing to any persons under the Plan shall be subject to the terms of the Trust Agreement which the Company shall enter into with the Trustee providing for the administration of the Trust Fund.

          20.7 Required Information. Each Member shall file with the Administrative Committee such pertinent information concerning himself, his spouse, his Beneficiary or any other person as the Administrative Committee may specify and in such manner and form as the Administratice Committee may specify or provide, and no Member, Surviving Spouse or Beneficiary, or other person shall have any rights or be entitled to any benefits or further benefits under the Plan unless such information is filed by or with respect to, him.

          20.8 Subject to Insurance Contract. If the payment of any benefit under the Plan is provided for by a contract with an insurance company the payment of such benefit shall be subject to all the provisions of such contract.

          20.9 Communications to Committees. All elections, designations, requests, notices, instructions, and other communications from a Participating Company, a Member, Beneficiary, Surviving Spouse or other person to the Administrative Committee required or permitted under the Plan shall be in such form as is prescribed from time to time by the Administrative Committee, shall be mailed by first-class mail or delivered to such location as shall be specified by the Administrative Committee, and shall be deemed to have been given and delivered only upon actual receipt thereof by the Administrative Committee at such location.

          20.10 Communications from Participating Company or Committees. All notices, statements, reports and other communications from a Participating Company or either Committee to any Eligible Employee, Member, Beneficiary or other person required or permitted under the Plan shall be deemed to have been duly given when delivered to, or when mailed by first class mail, postage prepaid and addressed to, such Eligible Employee, Member, Beneficiary or other person at his address last appearing on the records of the Administrative Committee.

          20.11 Gender; Tense. Whenever used in the Plan the masculine gender includes the feminine gender and the singular includes the plural, unless the content indicates otherwise.

          20.12 Captions. The captions preceding the Sections of the Plan have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provisions of the Plan.

          20.13 Applicable Law. The Plan and all rights thereunder shall be governed by and construed in accordance with the Act and the laws of the State of New York.

                        OGDEN PROJECTS PENSION PLAN


                               APPENDIX I


                    ACTUARIAL ASSUMPTIONS AND TABLES


          Except as limited in Section 2.25, the actuarial tables and interest rates used to calculate the Equivalent Actuarial Value or Actuarial Equivalent of a particular form of benefit shall be as follows:

     Interest:      Eight percent, compounded annually.

     Mortality:     1983 Group Annuity Table weighted to reflect
                    80% of the male and 20% of the female annuity rates.

Provided, however, that for purposes of calculating Equivalent Actuarial Values under Section 11.6, the interest rate shall be equal to the rate promulgated by the Pension Benefit Guaranty Corporation for valuing annuities of pension plans terminating as the first day of the Plan Year that contains the proposed distribution date.